MDU RESOURCES GROUP, INC.
401(K) RETIREMENT PLAN
As Restated as of January 1, 2017

Page

i

(continued)

ii

(continued)

		Page
Supplement B		72
B-1	Introduction	72
B-2	The Merger	72
B-3	Participation	72
B-4	Transfer of Assets	72
B-5	Transfer of Account Balances	72
B-6	Limitations	73

Supplement C		74
C-1	Introduction	74
C-2	The Spin-off and Merger	74
C-3	Transfer of Assets	74
C-4	Transfer of Account Balances	74
C-5	Use of Terms	75

Supplement D-1		76
D-1-1	Introduction	76
D-1-2	Eligibility to Share in the Profit Sharing Feature	76
D-1-3	Amount of Profit Sharing Contributions, Allocation	81
D-1-4	Vesting	81
D-1-5	Use of Terms	82
D-1-6	Inconsistencies with the Plan	82

Supplement D-2		83
D-2-1	Introduction	83
D-2-2	Eligibility to Share in the Retirement Contribution	83
D-2-3	Amount of Retirement Contributions, Allocation	84
D-2-4	Vesting	85
D-2-5	Use of Terms	85
D-2-6	Inconsistencies with the Plan	85

Supplement D-3		86
RESERVED		86

Supplement D-4		87
RESERVED		87

Supplement D-5		88
RESERVED		88

Supplement D-6		89
D-6-1	Introduction	89
D-6-2	Eligibility to Share in the Retirement Contribution	89
D-6-3	Amount of Retirement Contribution Allocation	91

iii

(continued)

iv

(continued)

		Page
Supplement F		102

RESERVED		102

Supplement G		103
G-1	Introduction	103
G-2	Use of Terms	103
G-3	Inconsistencies with the Plan	103
G-4	Eligibility and Participation	103
G-5	Prevailing Wage Compensation	103
G-6	Supplemental Contributions	104
G-7	Depositing of Employer Contributions	104
G-8	Vesting	104
G-9	Davis-Bacon Subaccount	105
G-10	Contribution Limitation	105

Supplement H Umpqua River Navigation Company		106
H-1	Introduction	106
H-2	Merger	106
H-3	Transfer of Assets	106
H-4	Transfer of Account Balances	106
H-5	Participation	106
H-6	Vesting	107
H-7	Distribution of Benefits	107
H-8	Hardship Withdrawal	107
H-9	Use of Terms	107
H-10	Inconsistencies with the Plan	107

Supplement H-1 Morse Bros., Inc.		108
H-1-1	Introduction	108
H-1-2	Merger	108
H-1-3	Transfer of Assets	108
H-1-4	Transfer of Account Balances	108
H-1-5	Participation	108
H-1-6	Vesting	109
H-1-7	Distribution of Benefits	109
H-1-8	Withdrawals	109
H-1-9	After-Tax Withdrawals	110
H-1-10	Use of Terms	110
H-1-11	Inconsistencies with the Plan	110

Supplement H-2 Pouk & Steinle		111
H-2-1	Introduction	111
H-2-2	Merger	111
H-2-3	Transfer of Assets	111
H-2-4	Transfer of Account Balances	111

v

(continued)

vi

(continued)

vii

(continued)

viii

(continued)

SCHEDULE A	140

SCHEDULE B	144

ix

INTRODUCTION
The MDU Resources Group, Inc. 401(k) Retirement Plan (formerly the Tax Deferred Compensation Savings Plan) (the “Plan”) was originally established, effective January 1, 1984, by the Board of Directors of MDU Resources Group, Inc. (formerly known as Montana-Dakota Utilities Co.) for the exclusive benefit of its employees. It is intended to provide a means for deferred savings and investment by employees and to afford security for their retirement. The Company will make contributions, as provided herein, to be added to such savings.
The Plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 and Section 401(k) of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder. Effective as of January 1, 1988, the Plan was amended and restated to reflect the merger, also effective as of that date, of the Plan with the Employee Stock Ownership Plan for which contributions were suspended. Effective as of October 1, 1990, the Plan was amended and restated to provide additional investment options. Certain officers, as set forth in Section 16 of the Securities Exchange Act of 1934 and the rules thereunder (“Section 16 Officer(s)”), are subject to special limitations on their ability to make “participant-directed transactions” under the Plan. These provisions are set forth in Section XII of the Plan and apply to Section 16 Officers notwithstanding any other inconsistent provisions in the Plan. Effective January 1, 1994, the Plan was amended and restated to provide, among other things rollovers into the Plan from qualified sources, and provide the Committee with authority to extend participation rights. Effective April 1, 1994, the Plan was amended to provide increased ability to change investment elections.
Effective January 1, 1995, the Anchorage Sand and Gravel Company, Inc. Profit Sharing/401(k) Plan was merged with the Plan.
Effective January 1, 1997, the Plan was amended to provide, among other things: daily fund transfers and investment election changes by participants, as well as other changes resulting from a conversion to daily recordkeeping.

Effective January 1, 1998, the Plan was amended and restated to provide, among other things: participant loans.
Effective January 1, 1999, the Plan was amended to provide, among other things: a variable match and profit sharing feature. Also effective January 1, 1999, the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan for Collective Bargaining Unit Employees was merged into this Plan, and the Plan was renamed the MDU Resources Group, Inc. 401(k) Retirement Plan.
Effective December 1, 1999, the Plan was amended to allow participating employers the flexibility to provide their Participants with different maximum deferral levels.
Effective April 1, 2000, the LTM, Incorporated 401(k) Employee Savings Plan was merged with the Plan.
Effective February 15, 2001, the Plan was amended to allow matching contributions to be diversified.
Effective January 1, 2003, the Plan was amended to include a Davis-Bacon feature.
Effective August 1, 2005, the Plan was amended to change the form of matching contributions from Common Stock to cash and to allow after-tax employee rollovers.
Effective as of May 25, 2006, the Plan was amended to expand the portion of the Plan intended to qualify as an employee stock ownership plan under Section 4975(e)(7) of the Code. On and after June 1, 2006, a portion of the Plan is designed to invest primarily in Common Stock, and is intended to satisfy the requirements of a non-leveraged employee stock ownership plan set forth in Sections 401(a), 409, and 4975(e) of the Internal Revenue Code (the “ESOP”). The remaining portion of the Plan shall consist of all amounts credited to Participants’ Accounts that are invested in Common Stock. The Non-ESOP portion of the Plan shall consist of all amounts credited to Participants’ Accounts that are not invested in Common Stock. The Committee shall maintain such Accounts and subaccounts as are deemed necessary for appropriate to reflect the value of Participants’ Accounts in the ESOP portion of the Plan and the Non-ESOP portion of the

Plan. Effective January 1, 2010, the Plan was amended to provide Retirement Contributions to those employees who were Participants in the MDU Resources Group, Inc. Pension Plan for Non‑Bargaining Unit Employees, the Knife River Corporation Salaried Employees’ Pension Plan, and the Williston Basin Interstate Pipeline Company Pension Plan, for which future benefits accruals ended as of December 31, 2009.
On February 7, 2013, MDU Resources Group, Inc., through its wholly-owned subsidiary, WBI Energy, Inc., (“WBI Energy”) formed Dakota Prairie Refining, LLC (“Dakota Prairie”). WBI Energy owned 50% of the membership interests of Dakota Prairie and Calumet North Dakota, LLC (“Calumet”) owned 50% of the membership interests of Dakota Prairie. Calumet and consequently Dakota Prairie were not members of the MDU Resources Group, Inc. controlled group of corporations within the meaning of Section 414(b) of the Code. Effective September 9, 2013, Dakota Prairie adopted the Plan for its eligible employees. Thereafter, with respect to Dakota Prairie, the Plan was maintained as a multiple employer plan (as defined in Section 413(c) of the Code) in accordance with Supplement I. On June 28, 2016, Dakota Prairie was sold. Effective January 1, 2017, the Plan shall revert to and be maintained as a single employer plan.
To incorporate prior amendments, comply with applicable law and regulations, and make other clarifying and administrative changes, the Company adopts this document as a complete restatement of the Plan as of January 1, 2017. The rights and benefits of any participant who had a severance from employment with the Company or another Employer prior to the effective date of this amendment and restatement shall be determined under the Plan as in effect at the time of such severance from employment, except as otherwise provided herein, as required by applicable law, or in accordance with uniform procedures adopted by the Committee.

ARTICLE I
DEFINITIONS
The following terms, when used herein, shall have the meanings stated below unless a different meaning is otherwise indicated or required by the context. As used herein, the singular number shall be deemed to include the plural, unless a different meaning is clearly indicated by the context:
Account – Savings Contribution Account, Matching Contribution Account, ESOP Account, Rollover Account, and Profit Sharing Account, respectively, maintained for a Participant (or an Eligible Employee) as applicable.
Affiliate – Any corporation 80 percent or more of whose stock (based on voting power or value) is owned directly or indirectly by the Company and any partnership or trade or business which is 80 percent or more controlled directly or indirectly by the Company, except that with respect to Section 3.7 hereof “50 percent” shall be substituted for “80 percent.”
The term “Affiliate” shall also include any corporation, partnership, trade, or business that is 50 percent or more owned directly or indirectly by the Company and unrelated to the Company under Sections 414(b), 414(c), 414(m), and 414(o) of the Code. Any Affiliate that meets the foregoing definition and adopts the Plan in accordance with Article IX of the Plan shall be a Participating Affiliate in the Plan and is subject to the multiple employer plan rules of Section 413(c) of the Code and the Treasury Regulations issued thereunder.
Board of Directors – The Board of Directors of the Company.
Code – The Internal Revenue Code of 1986, as amended.
Committee – The MDU Resources Group, Inc. Employee Benefits Committee appointed to administer the Plan pursuant to Article IV.
Common Stock – Common Stock of the Company.

Company – MDU Resources Group, Inc. or any successor thereto.
Company Pension Plan – Any one or more of the following pension plans: MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees, Knife River Corporation Salaried Employees’ Pension Plan, and Williston Basin Interstate Pipeline Company Pension Plan.
Compensation – The total compensation paid to an Eligible Employee by the Employer (not in excess of $200,000, as adjusted by the Secretary of the Treasury to reflect increases in the cost of living), unreduced by any savings contributions of the Eligible Employee to the Plan, and any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of an Employee under Sections 125, 132(f)(4), 402(e)(3), 402(h), or 403(b) of the Code, including any differential wage payment (as defined in Section 3401(h)(2) of the Code), but excluding other contributions to the Plan, contributions to other employee benefit plans, relocation allowances, club membership reimbursements, the cost of group life insurance that is added to taxable income of the Eligible Employee, and any other extra or additional compensation from the Employer which does not constitute base compensation, such as bonuses and other incentive compensation.
Notwithstanding the foregoing, for the 2000 – 2003 Plan Years, for participants employed by International Line Builders, Inc., Highline Equipment, Inc. or Loy Clark Pipeline Co. Inc., Compensation shall include bonuses and dividend equivalents.
Deferred Savings Feature – That portion of the Plan attributable to participation in a cash or deferred arrangement with the Company pursuant to Section 401(k) of the Code.
Direct Rollover – For purposes of Section 4.7, a Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
Disability – A physical or mental condition of an Eligible Employee which results in permanent and total disability as defined by the Social Security Administration.

Distributee – For purposes of Section 4.7, a Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (QDRO), as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.
Effective Date –The “Effective Date” of the amendment and restatement of the Plan is January 1, 2017. The Plan was originally established effective January 1, 1984.
Eligible Employee – An “Eligible Employee” means each regular full-time Employee or part‑time Employee scheduled to work at least 1,000 hours a year who is at least 18 years of age and who is actively employed by the Employer, provided, however, that a part-time Employee scheduled to work less than 1,000 hours a year who completes more than 1,000 hours of service within a twelve-month period beginning on the Employee’s employment date or in any subsequent Plan Year shall be an Eligible Employee. Notwithstanding the foregoing, unless specifically approved as an Eligible Employee by the Committee, an Employee of an Employer shall not be an Eligible Employee during any time when such Employee is 1) eligible to participate in a retirement plan which is a multi-employer plan as defined in Section 3(37) of ERISA to which the Employer contributes, 2) covered by a collectively bargained unit which has not bargained for the Plan for such Employee, 3) classified as a student or intern as defined by the payroll practices of the Employer, or 4) classified as a Temporary Employee, as defined below, except that Davis-Bacon Employees described in Paragraph G-4 of Supplement G to the Plan who are Temporary Employees will become Eligible Employees upon the completion of one Hour of Service. “Temporary Employee” means an Employee classified as a temporary employee by an Employer and assigned employment status code 5 in the Knife River Corporation payroll system, employment status code 7 in the Montana-Dakota Utilities Co. or WBI Energy, Inc. payroll system, code N in the MDU Construction Services Group, Inc. payroll system, or any successor or equivalent payroll system code. A student, intern, or Temporary Employee who has completed more than 1,000 hours of service within a twelve-month period ending on or before December 31, 2010 shall be an Eligible Employee.
Eligible Retirement Plan – For purposes of Section 4.7, an Eligible Retirement Plan is 1) an individual retirement account described in Section 408(a) of the Code, 2) an individual retirement annuity described in Section 408(b) of the Code, 3) an annuity plan described in Section 403(a) of the Code, 4) an annuity contract described in Section 403(b) of the Code, 5) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or 6) a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. This definition shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.
Eligible Rollover Distribution – For purposes of Section 4.7, an Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, (iii) any hardship distribution described in Section 401(k)(2)(B)(i)(iv) of the Code, (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), or (v) a distribution excluded from the definition of an “Eligible Rollover Distribution” under applicable Treasury rulings or regulations.
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code, or to a qualified retirement plan (either a defined contribution plan or a defined benefit plan) described in Section 401(a) or 403(a) of the Code, or an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred.
Employee – For all purposes of the Plan, an individual shall be an “employee” of or be “employed” by the Employer for any Plan Year only if such individual is treated by the Employer for such Plan Year as its employee for purposes of employment taxes and wage withholding for federal income taxes, regardless of any subsequent reclassification by the Company, any governmental agency, or court.
Employer – The Company and any Participating Affiliate.
ESOP – The portion of the Plan that is designed to invest primarily in Common Stock and is intended to satisfy the requirements of a non-leveraged employee stock ownership plan set forth in Code Sections 401(a), 409, and 4975(e). The ESOP consists of all amounts credited to Participants’ Accounts that are invested in Common Stock from time to time, including without limitation, amounts held under this Plan as a result of the merger of the MDU Resources Group, Inc. Employee Stock Ownership Plan into the Plan as of January 1, 1988.
ESOP Account – The separate Account or Accounts maintained for a Participant to which is credited the Participant’s interest in the ESOP from time to time.
Gross Compensations – All taxable Compensation paid to an Eligible Employee by the Employer, including but not limited to wages, salary, bonuses, and incentive compensation.

Highly Compensated Employee – Includes highly compensated active employees and highly compensated former employees. A highly compensated active employee means any employee who (A) was a 5-percent owner (as defined in Section 416(i)(I) of the Code) of the Employer at any time during the current or the preceding year, or (B) for the preceding year had compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996).
A former employee shall be treated as a Highly Compensated Employee if (A) such employee was a Highly Compensated Employee when such employee separated from service, or (B) such employee was a Highly Compensated Employee at any time after attaining age 55.
The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top paid group, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.
For purposes of this subsection, the term “compensation” means Section 415 compensation (as defined in Section 3.7).
Hours of Service – Any hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer (1) for the performance of duties, or (2) on account of a period of time during which no duties are performed due to paid vacation, paid holidays, paid illness or incapacity, paid jury duty, or other authorized paid leaves of absence, or (3) for which back pay irrespective of mitigation of damages is either awarded or agreed to by an Employer. The number of Hours of Service, and the period to which such hours shall be credited, will be determined in accordance with Department of Labor regulations Section 2530.200b-2.

Investment Funds – Each of the investment funds designated by the Committee in which a Participant’s Savings Contribution Account and Rollover Account may be invested, in accordance with Section 5.2.
Leased Employees – A leased employee (as defined below) shall not be eligible to participate in the Plan. A “leased employee” means any person who is not an employee of an Employer, but who has provided services to an Employer under the primary direction of the Employer, on a substantially full‑time basis for a period of at least one year, pursuant to an agreement between the Employer and a leasing organization. If such leased employee subsequently becomes an employee of the Employer, the period during which a leased employee performs services for the Employer shall be taken into account for purposes of Section 2.1 of the Plan unless (1) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a nonintegrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees, and full and immediate vesting, and (2) leased employees do not constitute more than 20 percent of the Employer’s nonhighly compensated workforce.
Matching Contribution Account – The separate Account to which Employer matching contributions under Section 3.3 are credited.
Normal Retirement Age – The time a Participant attains age 60.
Participant – An Eligible Employee who participates in the Plan pursuant to Section II.
Participating Affiliate – An Affiliate to which the Committee has extended the Plan and which adopts the Plan by its board of directors or other governing body.
Plan – The MDU Resources Group, Inc. 401(k) Retirement Plan as set forth herein and as amended from time to time.
Plan Year – The calendar year.

Predecessor Employer – An employer acquired by the Company or an Affiliate as the result of a merger, consolidation, or a transfer of assets or liabilities.
Profit Sharing/Retirement Contribution Account – A separate account to which contributions under Section 3.4 are credited.
Rollover Account – The separate Account maintained for a Participant (or an Eligible Employee) to hold amounts contributed pursuant to Section 3.8.
Savings Contribution Account – The separate Account to which savings contributions under Section 3.1 are credited.
Spouse – A “Spouse” means the legally married spouse of a Participant determined in accordance with IRS and/or Department of Labor guidance applicable to the Plan. Prior to June 26, 2013, "Spouse" means only the Participant’s lawful opposite-sex spouse. From June 26, 2013 through September 15, 2013, the Plan also recognizes the marriage of a Participant to a same-sex spouse that was valid in the state where it was entered into provided the Participant is domiciled in a state that recognizes same‑sex marriages. Effective September 16, 2013, the Plan also recognizes the marriage of a Participant to a same-sex spouse that was valid in the state where it was entered into regardless of whether the Participant is domiciled in a state that recognizes same-sex marriages.
Tax Year – The taxable year of the Employer ending December 31.
Trust Agreement – The Trust Agreement between the Company and the Trustee pursuant to which the Trust Fund is maintained, as such agreement may be amended from time to time.
Trust Fund – The Trust Fund under the Plan in which Plan assets are retained by the Trustee.
Trustee – The Trustee of the Trust Fund, and any successor thereto.

ARTICLE II
PARTICIPATION

2.1	Requirements

(a)	Eligibility for Participation. Each Eligible Employee who was a Participant in the Plan immediately prior to the Effective Date shall continue to participate in the Plan as of the Effective Date.

(b)
Each other Eligible Employee who is not a Participant prior to the Effective Date or who becomes an Eligible Employee on and after the Effective Date shall become a Participant on the date he or she becomes an Eligible Employee, provided such Eligible Employee complies with any enrollment procedures established by the Committee.

2.2	Termination of Participation

(a)	A Participant shall terminate active participation in the Plan upon any of the following events:

(i)	Death

(ii)	Retirement

(iii)	Disability

(iv)	Other termination of employment with the Employer

(b)
A Participant who elects, pursuant to Section 4.5(b), to make a complete or partial withdrawal from the Savings Contribution Account, Matching Contribution Account, and Rollover Account after age 59-1/2 shall not be deemed to terminate participation in the Plan by such election alone.

(c)
A Participant who ceases to be an Eligible Employee (other than by termination of employment), or discontinues savings contributions under Section 3.1, or enters the military service of the United States, shall also be an inactive Participant with respect to the Deferred Savings Feature of the Plan; provided, however that, notwithstanding any provision of the Plan to the contrary, (i) contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code and the Heroes Earnings Assistance and Relief Tax Act of 2008, (ii) in the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code) on or after January 1, 2007, the survivors of the Participant are entitled to any benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death. Any interest of an inactive Participant in the Plan may be allowed to remain in the Trust Fund, subject to payment as provided in Section IV hereof. Inactive Participants may apply for a hardship withdrawal in accordance with Section 4.5(a) of the Plan but shall not be eligible for Loans under Section 4.8 of the Plan.

2.3
Reemployment. An Eligible Employee or Participant who terminates employment with the Employer and who is subsequently reemployed as an Eligible Employee shall become a Participant on the date of his or her reemployment, provided such Eligible Employee complies with an enrollment procedures established by the Committee. Notwithstanding any provision of the Plan to the contrary, an individual rehired after January 1, 2011 as a student, intern or temporary employee as defined by the payroll practices of the Employer will not be an Eligible Employee and will not become a Participant in the Plan, except that Davis-Bacon Employees described in Paragraph G-4 of Supplement G to the Plan who are temporary employees will become Eligible Employees upon the completion of one Hour of Service.

ARTICLE III
CONTRIBUTIONS

3.1	Savings Contributions

(a)
Maximum. A Participant may contribute, by payroll deduction, any whole percentage of the Participant’s Compensation for each pay period to the Participant’s Savings Contribution Account, subject to the following maximum percentages: (i) 50% of the Participant’s Compensation if the Participant is not a Highly Compensated Employee, and (ii) 22% of the Participant’s Compensation if the Participant is a Highly Compensated Employee.

(b)
Savings contributions on behalf of a Participant shall constitute Employer contributions to the Plan and shall be credited to such Participant’s Savings Contribution Account, subject to Section 3.5. An Employer may withhold a Participant’s Savings Contributions from any portion of the Participant’s taxable income (without regard to whether such taxable income constitutes “Compensation” under the Plan) so long as the applicable deferral limits set forth in Section 3.1(a) above are not exceeded.

(c)
Upon becoming a Participant, and at any time thereafter, each Participant may elect the percentage of Compensation to be contributed as a Savings Contribution to the Plan. Any such election will take effect as soon as administratively feasible. Each election by a Participant under this Section shall be made pursuant to the method established by the Committee for this purpose.

(d)
Effective September 1, 2007, if a Participant fails to make an election within thirty (30) days of becoming a Participant, the Participant shall be deemed to have elected to have three percent (3%) of Compensation withheld and contributed to the Plan, effective as soon as administratively feasible following the thirty (30) day period. Prior to the date an automatic deferral election is effective, the Participant shall receive a notice that explains the automatic deferral feature, the Eligible Employee’s right to elect not to have Compensation automatically reduced, and the procedure for making an alternate election. An automatic deferral election shall be treated, for all purposes of the Plan, as a voluntary deferral election.

In addition, each Eligible Employee who did not have a Savings Contribution election of at least three percent (3%) of Compensation on file as of May 25, 2007, shall be deemed to have elected to have three percent (3%) of Compensation withheld and contributed to the Plan as Savings Contributions effective as of the first payroll period beginning after September 1, 2007, unless prior to August 21, 2007, such Eligible Employee has made an alternate election.

(e)
Effective January 1, 2017, if a Participant fails to make an election within thirty (30) days of becoming a Participant, the Participant shall be deemed to have elected to have four percent (4%) of Compensation withheld and contributed to the Plan, effective as soon as administratively feasible following the thirty (30) day period. Prior to the date an automatic deferral election is effective, the Participant shall receive a notice that explains the automatic deferral feature, the Eligible Employee’s right to elect not to have Compensation automatically reduced, and the procedure for making an alternate election. An automatic deferral election shall be treated, for all purposes of the Plan, as a voluntary deferral election.

(f)
Notwithstanding a Participant’s election under Subsection 3.1(c) or deemed election under Subsection 3.1(d) or (e) above, each Participant who is contributing less than fifteen percent (15%) of Compensation to the Plan on January 16, 2012, and January 1 of each year thereafter, shall be deemed to have elected to increase the Participant’s deferral percentage by one percent (1%) on and after March 1, 2012, and January 1 of each year thereafter; provided, however, that this Subsection 3.1(f) shall not apply to any Participant who has elected to opt out of the automatic deferral escalation feature.

(g)
Savings Contributions must be contributed to the Trust Fund as soon as practicable, but in no event later than the fifteenth (15th) business day of the month following the month in which such deferrals were made. Savings Contributions made pursuant to Subsection 3.1(d), (e), or (f) above shall be invested pursuant to Subsection 5.2(a) below.

3.2
Suspension of Participant Contribution. A Participant may suspend the amount of savings contributions at any time as provided in Section 3.1 (c). Such suspension will take effect as soon as administratively feasible. A Participant will not be permitted to make up suspended savings contributions to the Plan.

3.3	Matching Contributions

(a)
Standard Match. Each Employer shall make a contribution for each pay period equal to fifty percent (50%) of the savings contribution made by the Employer under Section 3.1 for such pay period on behalf of the Participants employed by that Employer provided, however, that a Participant’s savings contributions in excess of six percent (6%) of Compensation for such pay period shall not be eligible for matching contributions. Notwithstanding the immediately preceding sentence, an Employer, by resolution of its board of directors and subject to the approval of the Committee, may provide for a standard matching contribution on behalf of Participants employed by that Employer that differs from the matching contribution stated above. In which case, the matching contribution so adopted by the Employer and approved by the Committee shall be set forth in a separate schedule forming a part of the Plan and shall be applicable to that Employer in lieu of the matching contribution stated above until changed by action of the Board of Directors of the Employer and approved by the Committee. Matching contributions on behalf of a Participant shall be made in cash and credited to such Participant’s Matching Contribution Account.

Each Employer shall make a true up standard matching contribution for a Plan Year on behalf of eligible participants. Such true up standard matching contribution shall be in the amount which, when aggregated with all matching contributions made during such Plan Year on behalf of such Participant pursuant to this Section 3.3(a), will equal fifty percent (50%) of the Participant’s savings contributions for such Plan Year that does not exceed six percent (6%) of the Participant’s Compensation for such Plan Year. A Participant whose employment is terminated during the year shall receive a true up standard matching contribution either at year end or sooner, as determined in the sole discretion of the employer.

Notwithstanding the foregoing, for any Participant employed by an Employer who provides a standard matching contribution that differs from the matching contribution formula stated above, as set forth in a separate schedule under the Plan, the amount of true up standard matching contribution shall not exceed the maximum matching contribution made pursuant to such schedule as determined on a Plan Year basis.

3.4	Employer Contributions. Each Employer, in its sole discretion, may make either or both of the following types of contributions to the Plan on behalf of Participants employed by that Employer.

(a)
Profit Sharing. Each Employer may establish a “Profit Sharing Feature” by which a contribution to the Plan may be allocated to Participants pursuant to criteria related to the Employer’s annual performance, as established by resolution of its governing entity and subject to the approval of the Committee. Each Profit Sharing Feature shall be set forth in a supplement forming part of the Plan and shall be applicable to that Participating Affiliate until changed by action of the governing entity of the Participating Affiliate and approved by the Committee. Any such contribution will be made in accordance with Section 5.1 and will be invested pursuant to the Participant’s current election of investment of future contributions.

(b)
Retirement Contribution. Each Employer may establish a “Retirement Contribution Feature” by which a contribution to the Plan will be allocated to Participants pursuant to a specific formula established by resolution of its governing entity and subject to the approval of the Committee. Each Retirement Contribution Feature shall be set forth in a supplement forming part of the Plan and shall be applicable to that Participating Affiliate until changed by action of the governing entity of the Participating Affiliate and approved by the Committee. Any such contribution will be made in accordance with Section 5.1 and will be invested pursuant to the Participant’s current election of investment of future contributions.

3.5	Special Limitations on Savings Contributions

(a)
For each Plan Year, the Plan shall comply with Code Section 401(k)(3). Specifically, if the Actual Deferral Percentage (as defined in paragraph (c) below) of Compensation for Participants who are Highly Compensated Employees is more than the amount permitted under the special limitations set forth in paragraph (b) of this Section 3.5, the savings contributions made by the Highly Compensated Employees will be reduced (in the order of those Highly Compensated Employees with the highest dollar contribution amount) to the extent necessary to meet the requirements of paragraph (b) below. The Employer shall pay directly to the Participant any excess amounts withheld for contribution. Any excess savings contributions made to the Trust Fund, plus any related earnings thereon, shall be distributed to such Participants before the end of the Plan Year following the Plan Year in which such excess savings contributions are made. Amounts to be distributed to a Participant pursuant to the previous sentence shall be reduced by the amounts (if any) to be distributed to that Participant pursuant to paragraph (g) below.

In addition, if the Employer or the Committee determines that contributions would be in excess of the special limitations set forth in paragraph (b) below, the Employer may in its sole discretion suspend, in whole or in part, savings contributions to the Plan made on behalf of Participants who are Highly Compensated Employees. In such case the savings contributions which would ordinarily be contributed to the Trust Fund on the Participant’s behalf in a payroll period shall be paid directly to such Participants.

(b)
The Actual Deferral Percentage for any Plan Year beginning on or after January 1, 1987 of all Eligible Employees who are Highly Compensated Employees shall not exceed, alternatively: (I) 125 percent of the Actual Deferral Percentage for all Eligible Employees who are not Highly Compensated Employees, or (II) 200 percent of the Actual Deferral Percentage for Eligible Employees who are not Highly Compensated Employees, provided that the Actual Deferral Percentage for all Highly Compensated Employees does not exceed the Actual Deferral Percentage for all other Eligible Employees by more than 2 percentage points.

(c)
For purposes of this Section 3.5, the Actual Deferral Percentage for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in each group, of the amount of savings contributions credited to the Savings Contribution Account on behalf of each Eligible Employee for such Plan Year to the Eligible Employee’s Section 415 Compensation (as defined in Section 3.7) for such Plan Year.

(d)
If a reduction in the amount of savings contributions on behalf of a Participant is required because of the application of (a) above, the reduction shall be treated as taxable earnings to the Participant for the pay period in which the reduction occurs, and the Employer shall withhold any taxes required by law on such taxable earnings.

(e)
If a distribution of excess deferral contributions (and related earnings) is required because of the application of (a) above, the Employer shall withhold any taxes required by law on such distribution.

(f)
In the event an active Participant is required to reduce savings contributions to the Plan as a result of the application of the provisions of (a) above, the matching contribution under Section 3.3 made on behalf of the Participant for the remainder of the Plan Year shall be applied to the reduced amount of savings contributions.

(g)
Notwithstanding the foregoing provisions of this Section 3.5, the maximum amount of savings contributions credited to the Savings Contribution Account on behalf of a Participant in any calendar year may not exceed $18,000, as may be adjusted in accordance with regulations prescribed by the Secretary of the Treasury to reflect increases in the cost of living, and any such contributions made to the Savings Contribution Account in excess of such $18,000 amount (as adjusted), plus any related earnings on such excess amount, shall be distributed to the Participant no later than April 15 following the close of the calendar year in which such excess contributions are made. The amount of savings contributions distributed to a Participant pursuant to the immediately preceding sentence shall be reduced by the amount of savings contributions distributed to such Participant pursuant to paragraph (a) above for the same Plan Year.

Savings contributions exceeding the limits of this paragraph (g) shall mean the amount of savings contributions (as defined in Section 3.1) for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant’s designation shall (1) be submitted to the administrator in writing no later than March 1, (2) specify the Participant’s savings contributions exceeding the limits of this paragraph (g) for the preceding calendar year, and (3) be accompanied by the Participant’s written statement that if such excess savings contribution is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. Savings contributions exceeding the limits of this paragraph (g) shall mean those savings contributions that are includible in a Participant’s gross income under Section 402(g) of the Code to the extent that such Participant’s savings contributions for a taxable year exceed the dollar limitation under such Code section. Such excess savings contributions, and the income or loss allocable thereto, may be distributed before the end of the calendar year in which the savings contributions were made. A Participant who has such excess savings contributions for a taxable year, taking into account only such savings contributions under the Plan or any other plan of the Employer (including any member of the Employer’s related group), shall be deemed to have designated the entire amount of such excess savings contributions.

(h)
The earnings allocable to distributions of savings contributions exceeding the limits of paragraph (b) or (g) shall be the sum of: (i) the earnings attributable to the Participant’s savings contributions for the year multiplied by a fraction, the numerator of which is the applicable excess amount, and the denominator of which is the balance in the Savings Contribution Account of the Participant on the last day of such year reduced by gains (or increased by losses) attributable to such account for the year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

(i)
All employees who are eligible to make savings contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code, effective for contributions made after December 31, 2001. Such catch-up contributions shall not be taken into account for purposes of implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable by reason of the making of such catch-up contributions. Pre-tax deferrals are matched up to the maximum

401(k) deferral for the Plan Year, including excess deferrals that are reclassified as catch-up contributions.

3.6	Special Matching Contribution Limitations

(a)
For each Plan Year, the Plan shall comply with Code Section 401(m)(2). Specifically, if the Contribution Percentage (as defined in paragraph (c) below) for Participants who are Highly Compensated Employees is more than the amount permitted under the special limitations set forth under paragraph (b) of this Section 3.6, the Employer matching contributions credited to the Matching Contribution Accounts of those Participants who are Highly Compensated Employees shall be reduced (in the order of the Highly Compensated Employees with the highest dollar amount of matching contribution) to the extent necessary to meet the requirements of paragraph (b) below. Any excess matching contributions made to the Trust Fund, plus any related earnings thereof, shall be distributed to such Participants before the end of the Plan Year following the Plan Year in which such excess matching contributions are made. The earnings allocable to distributions of savings contributions exceeding the limits of paragraph (b) or (g) shall be the sum of: (i) the earnings attributable to the Participant’s savings contributions for the year multiplied by a fraction, the numerator of which is the applicable excess amount, and the denominator of which is the balance in the Savings Contribution Account of the Participant on the last day of such year reduced by gains (or increased by losses) attributable to such account for the year; and (ii) ten percent (10%) of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month. In addition, if the Employer or the Committee determines that contributions or matching contributions would be in excess of the special limitations set forth under paragraph

(b) below, the Employer may, in its sole discretion, suspend, in whole or in part, savings contributions to the Plan made on behalf of Participants who are Highly Compensated Employees and, therefore, related matching contributions with respect to such Participants in which case the savings contributions that would ordinarily be contributed to the Trust Fund on the Participants’ behalf in a payroll period shall be paid directly to such Participants.

(b)
The Contribution Percentage for any Plan Year of all Eligible Employees who are Highly Compensated Employees shall not exceed, alternatively: (A) 125 percent of the Contribution Percentage for all Eligible Employees who are not Highly Compensated Employees, or (B) 200 percent of the Contribution Percentage for Eligible Employees who are not Highly Compensated Employees, provided that the Contribution Percentage for all Highly Compensated Employees does not exceed the Contribution Percentage for all other Eligible Employees by more than 2 percentage points.

(c)
For purposes of this Section 3.6, the Contribution Percentage for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in each group, of the amount of matching contributions to the Matching Contribution Account on behalf of each Eligible Employee for such Plan Year to the Eligible Employee's Section 415 Compensation (as defined in Section 3.7) for such Plan Year.

(d)
If a reduction in the amount of savings contributions on behalf of a Participant is required because of the application of paragraph (a) above, the reduction shall be treated as taxable earnings to the Participant for the pay period in which the reduction occurs, and the Employer shall withhold any taxes required by law on such taxable earnings.

(e)
If a distribution of excess savings contributions or excess matching contributions (and related earnings) is required because of the application of a) above, the Employer shall withhold any taxes required by law on such distribution.

(f)
In the event an active Participant is required to reduce savings contributions to the Plan as a result of the application of the provisions of paragraph (a) above, the matching contribution under Section 3.3 made on behalf of the Participant for the remainder of the Plan Year shall be applied to the reduced amount of savings contributions.

3.7
Contribution Limitation. Notwithstanding any provision of the Plan to the contrary, and except to the extent permitted under Section 414(v) of the Code, the “annual additions” (as defined below) to a Participant’s Accounts shall not exceed the lesser of (a) 100 percent of the Participant’s total “Section 415 compensation” (as defined below) or (b) $53,000, as adjusted for cost-of-living increases under Section 415(d) of the Code. Plan benefits shall be paid in accordance with Section 415 of the Code and applicable Treasury Regulations issued thereunder, the requirements of which are incorporated herein by reference to the extent not specifically provided herein.

The term “annual addition” for any Plan Year means the sum of (a) the savings contributions, matching contributions and profit sharing contributions, if any, credited to a Participant’s Accounts for that year, and (b) the contributions made by an Employer or Affiliate on behalf of such Participant (including contributions made by such Participant pursuant to an election to defer earnings), and any remainders to be credited to his account under any other defined contribution plan maintained by the Employers or Affiliates in which such employee participates. The Plan Administrator shall take any actions it deems advisable to avoid an annual addition in excess of the limitations set forth in Section 415 of the Code; provided, however, if a Participant’s annual addition for a Plan Year actually exceeds the limitations of this subsection 3.7, the Plan Administrator shall correct such excess in accordance with applicable Treasury Regulations or applicable guidance issued by the Internal Revenue Service.
The term “Section 415 compensation” shall mean the total of all of the wages, salaries and other amounts received by the Participant from an Employer or Affiliate for services rendered to an Employer or Affiliate as reflected on Form W-2, but only to the extent such amounts are includible as compensation under Section 415(c)(3) of the Code and the regulations thereunder (including any amounts includible in a Participant’s income under the rules of Section 409A of the Code or because the amounts are constructively received by the Participant for any year beginning on or after January 1, 2008) and any differential wage payment (as defined in Section 3401(h) of the Code), plus (a) any elective deferrals (as defined in Section 402(g)(3) of the Code) and (b) any amount contributed or deferred by an Employer at the Participant’s election which is excludable from income under Sections 125, 132(f)(4) or 457 of the Code.
Notwithstanding the foregoing, Section 415 compensation for a Plan Year shall include compensation paid to the Participant by the later of 2½ months after the Participant’s severance from employment with an Employer or the end of the Plan Year that includes the date of the Participant’s severance from employment with such Employer if: (i) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with an Employer; (ii) the payment is for unused accrued bona fide vacation time that the Participant would have been able to use if employment had continued; or (iii) the payment is received by the Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if employment had continued and only to the extent the payment is includible in gross income. Payments other than those described above shall not be considered compensation if paid after severance from employment, even if they are paid by the later of 2½ months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment, except: (i) payments to an individual who does not currently perform services for an Employer by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service; or (ii) compensation paid to a Participant who is permanently and totally disabled, as defined in Section 22(e)(3) of the Code, provided that either salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the Participant was not a highly compensated employee immediately before becoming disabled. Notwithstanding any provision of the Plan to the contrary, Section 415 compensation shall not include amounts in excess of the limitation under Section 401(a)(17) of the Code in effect for the Plan Year.

3.8
Rollover Contributions. At the direction of the Committee, and in accordance with such uniform rules as the Committee may from time to time establish, rollovers described in Section 402(c) of the Code, rollovers from an annuity contract described in Section 403(b) of the Code, rollovers from an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that is not tax-exempt, and rollovers from an Eligible Employee under another plan which meets the requirements of Section 401(a) of the Code, including after-tax employee contributions, may be received by the Trustee and will be credited to an Account established in the name of the Eligible Employee. Any rollover contribution made in accordance with the preceding sentence must be made in cash; rollover contributions of property other than cash will not be accepted. Any amount received by the Trustee for an Eligible Employee in accordance with this Section 3.8 shall be adjusted during each accounting period for their pro rata share of any change in the value of the Investment Funds. Eligible Employees shall be fully vested in their Rollover Account. Loans from a terminated plan of an acquired company may be accepted.

ARTICLE IV
ACCOUNTS; VESTING; DISTRIBUTIONS

4.1	Participants’ Accounts

(a)
The Employer shall maintain, or cause to be maintained, records which reflect the interest of each Participant’s Savings Contribution Account, Matching Contribution Account, ESOP Account, Rollover Account, and Profit Sharing Account, as applicable, including all contributions, income, gains or losses, and withdrawals with respect to such Accounts. Records for the Participants’ Accounts shall be maintained in accordance with procedural rules as determined by the Committee. As of such valuation dates as the Committee shall determine, but not less frequently than once each Plan Year, the Committee shall determine the value of each Participant’s Accounts.

(b)
At least once each Plan Year, the Employer shall cause to be furnished to each Participant a statement of the contributions made by the Employer on the Participant’s behalf, and the value of the Participant’s Accounts, as well as such information as may be necessary to set forth earnings, gains, or losses with respect to the Participant’s Accounts.

4.2	Vesting

(a)
A Participant will, at all times, have a fully vested and nonforfeitable right to the value of the Participant’s Savings Contribution Account, Matching Contribution Account, Rollover Account, and ESOP Account. As described in any Plan supplement adding a Profit Sharing feature, a number of years of service may be required for the Participant to be fully vested in their Profit Sharing Account. If a Participant terminates employment before becoming fully or partially vested in their Profit Sharing Account, the non-vested portion in such account shall be forfeited as of the last day of the Plan Year in which the Participant terminates employment with the Company and all Affiliates. Any forfeitures which arise under the terms of this paragraph shall be used for any of the following: 1) to reinstate the profit sharing contributions of any reemployed Participants pursuant to the terms of the Plan, 2) to reduce employer contributions to the Plan, and 3) to reduce administrative expenses incurred by the Plan. In the case of a Profit Sharing Feature or Retirement Contribution Feature requiring a number of years of service for the Participant to be fully vested in his or her Profit Sharing/Retirement Contribution Account, a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code) will receive service credit for vesting purposes for the period of qualified military service.

(b)
If a Participant’s employment with the Company and all Affiliates terminates before becoming vested in their Profit Sharing Account, and such Participant is subsequently reemployed by the Company or an Affiliate, the following special rules shall apply:

(i)	A “1-Year Break In Service” means a Plan Year in which a terminated Participant completes less than 500 Hours of Service.

(ii)
If the Participant was not vested at his or her prior termination of employment, the Participant’s years of vesting service prior to the termination of employment shall be aggregated with years of vesting service accrued upon reemployment only if number of their consecutive 1-Year Breaks in Service is less than five (5).

(iii)
In the case of a Maternity or Paternity Absence (as defined below), a Participant shall be credited, for the first Plan Year in which they otherwise would have incurred a 1-Year Break In Service (and solely for purposes of determining whether such a Break In Service has occurred), with the Hours of Service which normally would have been credited to the Participant but for such absence (or, if the Committee is unable to determine the hours which would have been so credited, 8 hours for each work day of such absence), but in no event more than 501 hours for any one absence. A “Maternity or Paternity Absence” means an Employee’s absence from work because of the pregnancy of the Employee or birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for the child immediately following such birth or placement. The Committee may require the Employee to furnish such information as the Committee considers necessary to establish that the Employee’s absence was for one of the reasons specified above.

(iv)
If a Participant terminated employment with the Company and all Affiliates before the Participant was fully vested in the Participant’s Profit Sharing Account, and is reemployed by the Company or an Affiliate before incurring five (5) consecutive 1-Year Breaks In Service, the forfeiture which resulted from their earlier termination of employment (unadjusted by subsequent gains or losses if the Participant received a prior distribution from the Plan) shall be recredited to the Participant’s Profit Sharing Account as of the accounting date coincident with or next following the date of their reemployment.

4.3	Distribution

(a)
The amount credited to a Participant’s Accounts, to the extent such Participant is vested in such Accounts, shall become payable to the Participant (or the beneficiary, as applicable) subject to Section 4.6 upon any of the following events:

(i)	Retirement;

(ii)	Disability;

(iii)	Death;

(iv)	Other termination of employment with the Employer;

(v)	As a hardship withdrawal under Section 4.5(a);

(vi)	As a withdrawal after age 59-1/2 pursuant to Section 4.5(b).

4.4
Method of Payment. Participants (or their beneficiaries), in accordance with such uniform rules as the Committee may establish, shall elect distribution of their Accounts in one of the following methods:

(a)	as a single sum distribution; or

(b)	in annual installments over a period of time, not to exceed five (5) years.
Distributions shall generally be paid in cash; provided, however, that distributions from a Participant’s ESOP Account may, at the Participant’s election, be paid in the form of Common Stock.

4.5	Withdrawals by Participants

(a)
Hardship Withdrawal. A Participant may apply for a hardship withdrawal at any time. The withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. If approved, such withdrawal shall equal the lesser of: 1) the amount required to be distributed to meet the need created by the hardship, (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal), or 2) the value of the Participant’s Savings Contribution Account (excluding earnings credited to such Account after December 31, 1988), Matching Contribution Account, ESOP Account, Rollover Account, and vested portion of the Profit Sharing Account. Immediate and heavy financial needs are limited to amounts necessary for:

(i)	Unreimbursed medical expenses (as defined in Section 213 of the Code, determined without regard to whether the expense exceeds 7½% of adjusted gross income) incurred by the Participant, the Participant’s spouse, or the Participants “dependents” (as defined in Section 152 of the Code without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)).

(ii)	Preventing foreclosure on or eviction from the Participant’s principal residence.

(iii)	Costs directly related to the purchase of the Participant’s principal residence, not including mortgage payments.

(iv)	Tuition, room and board, and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children, or dependents.

(v)	Funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents.

(vi)
Expenses for repair of damages to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

If a hardship withdrawal is granted under this Section 4.5(a), the Participant must suspend making savings contributions and contributions to any other qualified or nonqualified plans of deferred compensation maintained by the Company for a minimum period of six months after the hardship distribution is received; such suspension does not include contributions to a health or welfare benefit plan including one that is part of a cafeteria plan within the meaning of Section 125 of the Code. A hardship withdrawal shall be paid to the Participant in cash as soon as practicable after approval of the Participant’s written request.

A hardship withdrawal may be made only after the Participant has obtained all distributions, other than hardship withdrawals (including distributions of ESOP dividends under Section 404(k) of the Code) and all nontaxable loans currently available under all qualified plans (and any other employee benefit plan specified in Internal Revenue Service rules and regulations applicable to such hardship withdrawals) maintained by the Company or an Affiliate including this Plan.

(b)
Withdrawal After Age 59-1/2. A Participant who has attained age 59-1/2 may withdraw, by written election to the Committee once per Plan Year, all or any portion of the Participant’s Savings Contributions Account, Matching Contribution Account, ESOP Account, Rollover Account, and vested portion of the Profit Sharing Account, in cash or in the form of Common Stock.

(c)	Rollover Withdrawal. A Participant may withdraw, at any time by written election, all or any portion of the Participant’s Rollover Account.

4.6	Timing of Distributions

(a)
When Distributions May Commence. If a Participant has incurred a distribution event described in Section 4.3 and requests a distribution of the Account, amounts credited to such Participant’s Accounts will be paid as soon as practicable after such amounts are ascertained. In accordance with Section 414(u)(12) of the Code, a Participant receiving a differential wage payment (as defined in Section 3401(h)(2) of the Code) shall be treated as having been severed from employment with the Employers and Affiliates for purposes of taking a distribution of his or her Account during any period the Participant performs service in the uniformed services while on active duty for a period of more than 30 days. If a Participant elects to receive a distribution pursuant to the preceding sentence, such Participant shall not be permitted to make Savings Contributions under Section 3.1 of the Plan during the six-month period beginning on the date of the distribution.

(b)	When Distributions Must Commence

(i)
Accounts Not Exceeding $1,000. If a Participant incurs a distribution event described in Section 4.3(a)(i)-(iv) and the value of the Account (excluding any loan offset amount) does not then exceed $1,000, such Account shall be distributed as soon as practicable after such amounts are ascertained without the need for the Participant’s consent to such distribution.

(ii)
Accounts in Excess of $1,000. If a Participant incurs a distribution event described in Section 4.3(a)(i)-(iv) payment of a Participant’s Accounts shall commence not later than the 60th day after the end of the calendar year in which the latest of the following events occurs:

(A)	the Participant attains age 62;

(B)	the tenth anniversary of the year in which the Participant commenced participation in the Plan occurs; or

(C)
the Participant terminates employment with the Company and all Affiliates; provided, however, that the Participant may elect to defer distribution of the Accounts (by not requesting a distribution) until attainment of age 70-1/2. As a result, if the Participant’s Account (excluding the balance in the Participant’s Rollover Account and any loan offset amount) exceeds $1,000, a distribution will not be made to the Participant before attainment of age 70-1/2 without consent. Upon a Participant’s attainment of age 70-1/2, distribution of the Account shall commence as soon as practicable after such amounts are ascertained. If a Participant dies before age 70-1/2 and the Participant’s surviving spouse is the beneficiary, the surviving spouse may elect to defer distribution of the Participant’s Account until the Participant would have attained age 70-1/2.

(c)
Minimum Distribution Rules for Employees Who Continue in Service After Attaining Age 70-1/2. All distributions under the Plan shall be made in accordance with Code Section 401(a)(9) and the regulations promulgated thereunder.

(i)
5% Owners in Service After Attaining Age 70-1/2. With regard to a Participant who is a 5% owner (as defined in Code Section 416), payment of a benefit under the Plan shall commence no later than the April 1 next following the calendar year in which such Participant attains age 70-1/2, regardless of whether the Participant has retired or otherwise terminated employment as of such date.

(ii)
All Other Participants in Service After Attaining Age 70-1/2. With regard to Participants other than 5% owners who continue to be an active employee after attaining age 70-1/2, distribution of their Accounts is not required until they terminate employment.

4.7
Distributions Made in Accordance with Code Section 401(A)(31). This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. With respect to any portion of a distribution from the Plan on behalf of a deceased Participant made on or after January 1 2007, if a direct trustee-to-trustee transfer is made to an individual retirement plan described in Section 408(a) or (b) of the Code (an “IRA”), which IRA is established for the purpose of receiving the distribution on behalf of an individual who is a designated beneficiary (as defined by Section 401(a)(9)(E) of the Code) of the Participant and who is not the surviving spouse of the Participant, then the transfer shall be treated as an eligible rollover distribution for purposes of this Plan and Section 402(c) of the Code. For purposes of this subsection, the IRA of the non-spouse beneficiary is treated as an inherited IRA within the meaning of Section 408(d)(3)(C) of the Code. The Plan may make a direct rollover to an IRA on behalf of a trust where the trust is the designated beneficiary of a Participant, provided (1) the beneficiaries of the trust meet the requirements of a designated beneficiary described above; (2) the IRA is established in accordance with Internal Revenue Service guidance, with the trust identified as the beneficiary; and (3) the trust meets the requirements set forth in Treasury Regulation Section 1.401(a)(9)-4, Q&A-5. The rules of this Section shall be interpreted consistent with regulations or other guidance prescribed by the Internal Revenue Service under Section 402(c)(11) of the Code. Solely to the extent permitted in Sections 408A(c)(3)(B), (d)(3) and (e) of the Code and the regulations and other guidance issued thereunder, an eligible Distributee may elect to roll over any portion of an Eligible Rollover Distribution to a Roth IRA (as defined by Section 408A of the Code) in a “Qualified Rollover Contribution” (as defined in Section 408A(e) of the Code), provided that the rollover requirements of Section 402(c) of the Code are met, and provided further that, in the case of an Eligible Rollover Distribution to a non-spouse beneficiary, the Roth IRA is treated as an inherited individual retirement account (within the meaning of Section 408(d)(3)(C) of the Code). For tax years beginning prior to January 1, 2010, a Distributee will not be eligible to make a Qualified Rollover Contribution unless he or she satisfies the requirements of Section 408A(c)(3)(B) of the Code and the regulations and other guidance issued thereunder.

4.8
Loans to Participants. While it is the primary purpose of the Plan to accumulate retirement funds for Participants, it is recognized that under some circumstances it is in the best interest of Participants to permit loans to be made to them while they continue in the active service of the Employer. Accordingly, the Committee, pursuant to such rules as it may from time to time establish and upon application by a Participant supported by such evidence as the Committee requests, may make loans to Participants subject to the following:

(a)
The amount of any loan made to a Participant, when added to the outstanding balance of all other loans made to the Participant from all qualified plans maintained by the Employer and any Affiliates shall not exceed the lesser of:

(i)	$50,000, reduced by the excess (if any) of:

(A)	the highest outstanding balance during the one-year period ending immediately preceding the date of the loan, over

(B)	the outstanding balance on the date of the loan, of all such loans from all such plans, or

(ii)	one-half of the Participant’s total vested account balances under the Plan.

(b)
Each loan must be evidenced by a promissory note prepared in a form approved by the Committee and shall bear interest at a commercially reasonable rate as determined by the Committee; provided however, that the applicable interest rate shall not exceed six percent (6%) during any period that the Participant receiving the loan is on military leave, in accordance with the Service members Civil Relief Act. The repayment of any loan must be made in at least quarterly installments of principal and interest; provided, however, that this quarterly amortization requirement shall not apply while a Participant is on a leave of absence (for a period, not longer than one year), if the following conditions are met: (i) the Participant is on leave either without pay from the Employer, or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan; (ii) the loan must be repaid by the latest date permitted under Section 4.8(c), below, and (iii) the installments due after the leave of absence ends (or if earlier, upon the expiration of the first year of the leave of absence) must not be less than those required under the terms of the original loan.

(c)
Each loan shall specify a repayment period that shall not extend beyond five years. If a Participant’s employment is involuntarily terminated in connection with the sale, outsourcing or other divestiture of an Employer, then the Committee may establish uniform rules pursuant to which a Participant may elect a rollover of his or her outstanding loan to an eligible retirement plan. However, the five-year limit shall not apply to any loan used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as the principal residence of the Participant, in which event the time limit shall be fifteen years.

If upon a Participant’s retirement or other termination of employment, any loan or portion of a loan made to the Participant under the Plan, together with the accrued interest thereon, remains unpaid, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the Participant’s Accounts.
Interest paid by a Participant on a loan made under this Section 4.8 shall be credited to the Accounts of the Participant as of the accounting date which ends the accounting period of the Plan during which such interest payment is made. Outstanding loan balances will be credited with interest at the rate determined pursuant to Section 4.8(b).
The Committee may allow for suspension of loan repayments under the Plan as permitted under Section 414(u)(4) of the Code.

ARTICLE IV A
MINIMUM DISTRIBUTION REQUIREMENTS

4A.1	General Rules

(a)	Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)
Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan; provided, however, that this Article shall not require the Plan to provide any form of benefit, or any option, not otherwise provided under the Plan.

(c)
Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(d)
TEFRA Section 242(b) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(e)
Definitions. For purposes of this Article IV A, Minimum Distribution Requirements terms shall have the same meaning contained in Article I, unless an alternate definition is listed hereinafter in Section 4A.5, in which case the definition in hereinafter in Section 4A.5 shall control.

4A.2	Time and Manner of Distribution

(a)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)
Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii)
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, and if distribution is to be made over the life or over a certain period not exceeding the life expectancy of the Designated Beneficiary (if permitted under Section 4 of the Plan), distribution to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, or if the provisions of subsection (i) and (ii) do not otherwise apply, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 4A.2(b), other than Section 4A.2(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of Sections 4A.2 and 4A.4, unless Section 4A.2(b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date.

If Section 4A.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 4A.2(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 4A.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 4A.3 and 4A.4. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

4A.3	Required Minimum Distributions During Participant’s Lifetime

(a)
Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)
if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 4A.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

4A.4	Required Minimum Distributions After Participant’s Death

(a)	Death on or after Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary. Subject to the provisions of this Article, if the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4A.4(a).

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of

September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 4A.2(b)(i), this Section 4A.4(b) will apply as if the surviving spouse were the Participant.

4A.5    Definitions

(a)
Designated Beneficiary. The individual who is designated as the Beneficiary under Section 6.6 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)
Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 4A.2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)
Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required Beginning Date. The date specified in Section 4.6 of the Plan.

4A.6
Election to Receive Required Minimum Distributions for 2009. Notwithstanding any other provision of this Section 4A of the Plan, a Participant or Beneficiary who would have been required to receive a required minimum distribution for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are: (i) equal to the 2009 RMDs; or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 4.7 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as eligible rollover distributions.

ARTICLE V
INVESTMENT OF CONTRIBUTIONS

5.1
Making of Contributions. Once each month, or as otherwise determined by the Committee subject to the Employer’s consent, the Employer will pay over contributions to the Trustee to be held in trust and invested as herein provided and as set out more fully in the Trust Agreement. The Employer’s matching contributions and Profit Sharing contributions, if any, shall not be made later than the due date for filing the Employer’s federal income tax return for the Tax Year, including any extensions thereof. The contributions to this Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under Section 404 of the Code.

5.2	Investment

(a)
Each Participant’s Accounts and earnings credited to such Accounts on and after the Effective Date will be invested in one or more of the Investment Funds. Each Participant will designate the proportion (expressed as a percentage in multiples of one percent (1%)) of such Participant’s Accounts to be invested in each Investment Fund. Such designation, once made, can be changed at any time and will take effect as soon as administratively feasible. Participants may also, at any time and independent of changing their election of investment of future savings contributions, transfer the amount equivalent to the Participant’s interest or any partial interest (expressed as a percentage in multiples of one percent (1%) or in dollars) from one Investment Fund to another. Any designation made under this Section 5.2(a) shall be made pursuant to the method established by the Committee for this purpose.

Notwithstanding any other provision herein to the contrary, during any period in which a Participant has not made an initial election as to the investment of his or her Accounts, the Participant shall be deemed to have elected to have his or her

Accounts invested in the age appropriate target date fund, as determined by the Committee. The investment described in the preceding sentence is referred to as the default fund and is intended to constitute a “Qualified Default Investment Alternative” (QDIA) within the meaning of ERISA Section 404(c) and regulations issued thereunder.

(b)
Each Participant shall have an interest in each Investment Fund in which the Participant has elected to have invested all or any part of the Participant’s savings contributions under Section 3.1. The Participant’s interest at any time in the Investment Funds shall be equal to such contributions, adjusted from time to time to reflect the proportionate share of the income and losses realized by such Investment Funds and of the net appreciation or depreciation in the value of such Investment Funds.

(c)
Moreover, for any period in which the Plan is an “applicable defined contribution plan” as defined in Section 401(a)(35) of the Code by virtue of the Plan holding applicable publicly traded employer securities, the Company shall permit Participants, beneficiaries, and alternate payees to direct the investment of their accounts under rules and procedures that comply with Section 401(a)(35) of the Code and applicable Treasury Regulations thereunder.

(d)
One of the Investment Funds shall be a fund invested primarily in Common Stock (the “Common Stock Investment Fund”). The Common Stock Investment Fund is intended to be a permanent Investment Fund under the Plan, unless the Committee concludes that it is clearly imprudent to continue the Common Stock Investment Fund as an Investment Fund under the Plan. The Committee will evaluate the prudence of maintaining the Common Stock Investment Fund not on the basis of the risk of the Common Stock Investment Fund standing alone, but in light of the availability of other Investment Funds under the Plan and the ability of Participants and beneficiaries to construct a diversified investment portfolio consistent with their individual desired level of risk and return.

5.3
Voting of Common Stock of the Company. Each Participant shall have the right to direct the Trustee as to the manner in which shares of Common Stock allocated to the Participant’s Accounts are to be voted. The Company shall furnish the Trustee and the Participants with notices and information statements when voting rights are to be exercised, in such time and manner as may be required by applicable law and the Certificate of Incorporation and Bylaws of the Company. Such statements shall be substantially the same for Participants as for holders of Common Stock in general. The Participant may, in the Participant’s discretion, grant proxies for the exercise of the Participant’s voting rights under this Section 5.3 in accordance with proxy provisions of general application. The Trustee shall vote such Common Stock in accordance with the direction of the Participant. Fractional shares of Common Stock allocated to Participants Accounts shall be combined to the largest number of whole shares and voted by the Trustee to the extent possible to reflect the voting direction of the Participants holding fractional shares. Subject to the terms of the immediately following sentence, the Trustee shall vote Allocated Shares of the Company’s Common Stock for which it has not received valid direction proxies (the “Non‑Directed Shares”) and any shares that have not been allocated to Plan participants’ accounts in accordance with the Board’s recommendation on all of the matters.

5.4
Tendering of Stock. A Participant (or in the event of death, the beneficiary) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer in any and all shares of Common Stock credited to such Participant’s Accounts. The Employer shall notify each Participant (or beneficiary) and utilize its best efforts to distribute or cause to be distributed in a timely fashion such information as will be distributed to shareholders of the Employer in connection with any such tender or exchange offer, together with a form requesting confidential instruction to the Trustee as to the manner in which to respond to the tender or exchange offer for any or all shares of Common Stock credited to such Participant’s Accounts. Upon its receipt of such instructions, the Trustee shall tender such shares of such Common Stock as and to the extent so instructed. If the Trustee shall not receive instructions from a Participant (or beneficiary) regarding any such tender or exchange offer for Common Stock, the Trustee shall have no discretion in such matter and shall take no action with respect thereto.

5.5
Dividend Election. Effective as of May 25, 2006, each Participant (or, where applicable, a Participant’s Designated Beneficiary or an alternate payee) will have the right to elect to receive a cash payment of the dividends, if any, paid on all shares (vested or unvested) of Common Stock in the Participant’s ESOP Account or to reinvest such vested dividends in Common Stock in the Participant’s ESOP Account. Participants shall be fully vested in all dividends, if any, paid on the shares of Common Stock held in the Participant’s ESOP Account. If a Participant (or the Participant’s Designated Beneficiary or an alternate payee) does not make an affirmative election under this Section, the Participant will be deemed to have elected to reinvest vested dividends in the ESOP account. The Committee will establish rules and procedures for the election, including the procedures for determining the number of shares of Common Stock in each Participant’s ESOP Account on the record date of the dividend. Reinvested dividends will be paid to the Plan and credited to the Participant’s ESOP Account. If a Participant elects to receive dividends in cash, such dividends shall be paid to the Participant by the Plan and shall not constitute Eligible Rollover Distributions under Section 4.7. Partial elections (i.e., electing to receive part of a dividend in cash and to reinvest part) shall not be permitted.

ARTICLE VI
PLAN ADMINISTRATION; CLAIMS FOR BENEFITS

6.1
Named Fiduciaries. The Plan shall be administered by the Committee consisting of the Chief Financial Officer of the Company, and between four to ten other individuals appointed by the Chief Executive Officer of the Company who are employed by the Company.

The Committee shall be the “plan administrator” under Section 3(16)(A) of the Employment Retirement Income Security Act of 1974 (ERISA), and shall have all of the powers, rights and duties necessary or advisable in order to fully perform the applicable responsibilities imposed by ERISA upon plan administrators, including the authority to delegate or allocate any of those powers in writing in a prudent and reasonable manner consistent with ERISA. The Committee and the Trustee shall each be a “named fiduciary” under ERISA. The Company agrees to maintain adequate fiduciary liabilities insurance with respect to the Committee and any member or delegate thereof by reason of any act or failure to act on behalf of the Plan or Participants in carrying out the fiduciary obligations.

6.2
Administrative Powers and Duties. In administering the Plan, the Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a)
To construe and interpret the provisions of the Plan and make factual determinations thereunder, including the discretionary power to determine the rights or eligibility of employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies, or omissions, and such determinations shall be binding on all parties;

(b)	To prescribe procedures to be followed for the proper and efficient administration of the Plan;

(c)	To prepare and distribute information explaining the Plan;

(d)	To receive from the Employer and from all Participants such information as shall be necessary for the proper administration of the Plan;

(e)
To prepare such reports with respect to the administration of the Plan as are reasonable and appropriate, including the power and authority to cause to be prepared, to execute, and to deliver any governmental filings related to the Plan including, without limitation, annual reports (Form 5500 series) and Internal Revenue Service determination letter filings;

(f)	To furnish each Participant a statement showing the status of that Participant’s Accounts;

(g)
To appoint or employ individuals to assist in the administration of the Plan, including the power and authority to establish one or more committees to handle Participant claims under the Plan and to appoint or remove, for any reason, members of any such committee;

(h)	To monitor the Plan to meet the anti-discrimination rules of the Internal Revenue Code;

(i)	To keep such accounts and records as the Employer may deem necessary or proper in the performance of its duties under the Plan; and

(j)	As described in Article IX, to extend the Plan to Affiliates.

6.3	Benefit Claims Procedure: Review Procedure.

(a)
The Committee shall make all determinations as to the right of any such person to a benefit under the Plan. Any Participant, beneficiary, or the authorized representative of either of the foregoing may file a request for benefits under the Plan. Such request shall be deemed filed when made in writing, addressed, or hand-delivered to the Committee.

(b)	The Committee shall determine the entitlement of each claimant to the benefit requested within ninety (90) days after the request is filed unless an extension of time for processing is required. In such event, written notice of the extension shall be furnished to the claimant prior to the expiration of such ninety (90) day period. In no event may an extension exceed an additional ninety (90) days from the expiration of the end of the initial ninety (90) day period. Any such extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render its decision. In the event that such Committee does not respond to a claimant within the foregoing time limit, including any extension, the claimant’s request for a benefit shall be deemed to be denied in full and such claimant shall be entitled to proceed to the review stage described in paragraph (d).

(c)
In the event that a claimant’s request for benefits is denied in whole or in part, such claimant shall be furnished with a written notice of the Committee’s decision which sets forth (1) the specific reason or reasons for denial, (2) specific reference to the pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why any such material or information is necessary, and (4) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

(d)
Any claimant whose request for benefit is denied in whole or in part by the Committee shall be entitled to request the Committee to give further consideration to the claim by filing with such Committee (either by the claimant or through the claimant’s authorized representative) a written request for such a review. The claimant desiring a review may submit written issues and comments to the Committee for its consideration and shall be entitled to review any documents pertinent to such Committee’s decision. The Committee, in its sole discretion, may request a meeting to clarify any matters which it deems appropriate. Subject to the limitations of paragraph (e), the Committee shall render its decision on review as soon as practicable. In the event that no decision is rendered within such limitations, the claimant’s request for benefits shall be deemed denied a review.

(e)
Any request for a review of the Committee’s decision must be filed within sixty (60) days after receipt by the claimant of written notification of denial of the request for benefits. If no request is received within such time limit, the denial of benefits determined by the Committee shall be final. If a request for review is filed, the Committee shall promptly consider such request and shall render its decision thereon within sixty (60) days after the receipt of the request for review, absent special circumstances (such as the need to hold a hearing), which require an extension of time for processing. In no event shall the decision be rendered more than one hundred and twenty (120) days after the receipt of a request for a review. In the event that at the time such a request for review is filed the Committee has established a practice of holding regularly scheduled meetings on at least a quarterly basis, such decision shall be made at the next ensuing regular meeting unless the request for review is filed within thirty (30) days preceding the date of such meeting. In such event, a decision may be made by the Committee no later than the date of the second ensuing regularly scheduled meeting following the receipt of the request for review, unless special circumstances require a further extension of time for processing. In no event may the decision be rendered later than the third meeting of the Committee following the receipt of the request for review.

(f)
Benefits under this Plan will be paid only if the Committee, or its delegate, determines in its sole discretion that the claimant is entitled to them. Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Committee made by the Committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

(g)
After exhaustion of the Plan’s claim procedures, any further legal action taken against the Plan or its fiduciaries by any claimant for benefits under the Plan must be filed in a court of law no later than the earliest of (1) sixty (60) days after the Committee’s (or its delegate’s) final decision regarding the claim appeal, (2) three years after the date on which the Participant or other claimant commenced payment of the Plan benefits at issue in the judicial proceeding, or (3) the statutory deadline for filing a claim or lawsuit with respect to the Plan benefits at issue in the judicial proceeding as determined by applying the most analogous statute of limitations for the state of North Dakota. No action at law or in equity shall be brought to recover benefits under this Plan until the appeal rights herein provided have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part.

6.4
Applications and Forms. Any action permitted or required to be taken by a Participant or a Participant’s beneficiary shall be made pursuant to one of the following methods: (i) by filing a written election, (ii) by telephone through a telephone system established by the Committee for this purpose, or (iii) by any other method designated by the Committee. A Participant or a Participant’s beneficiary shall furnish all pertinent information requested by the Committee.

6.5
Facility of Distribution and Payment. Whenever, in the Committee’s opinion, a person entitled to receive any distribution or payment under the Plan is under a legal disability or is so incapacitated as to be unable to manage financial affairs, the Committee may make distribution or payment to such person or the person’s legal representative or to a relative of such person in such manner as the Committee considers available. Any distribution or payment of a benefit in accordance with the provisions of this paragraph shall be a complete discharge of any liability for the making of such distribution or payment under the provisions of the Plan.

6.6
Beneficiary Designations. A Participant shall designate a beneficiary or multiple or contingent beneficiaries to whom distribution of the Participant’s interest in the Plan shall be made in the event of death prior to the full receipt thereof; provided, however, that in the event the Participant is married on the date of death, such beneficiary shall be deemed to be the Participant’s surviving spouse. The Participant may elect to change or revoke a designated beneficiary at any time; provided, however, that in the event prior to such change or revocation such beneficiary is the Participant’s surviving spouse, such election shall not be effective unless such surviving spouse provides written consent which acknowledges the effect of such election and is witnessed by a Plan representative or a notary public. The affirmative designation of any beneficiary and any elected change or revocation thereof by a Participant shall be made on forms provided by the Committee and shall not in any event be effective unless and until filed with the Committee. If no designated or deemed beneficiary survives the Participant or former Participant, or if any unmarried Participant or former Participant fails to designate a beneficiary under the Plan, the amount payable upon the death of the Participant or former Participant shall be paid to the Participant’s estate.

6.7
Form and Method of Designation. The affirmative designation of any beneficiary and any elected change or revocation thereof by a Participant shall be made on forms provided by the Committee and shall, not in any event, be effective unless and until filed with the Committee. The Committee and all other parties involved in making payment to a beneficiary may rely on the latest beneficiary designation on file with the Committee at the time of payment or may make payment pursuant to Section 6.3 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of beneficiary or from any other reason.

6.8
Administrative Expenses. Unless paid by the Company and except as otherwise provided below, all reasonable costs, charges, and expenses incurred in the administration of this Plan, including expenses incurred by the Committee, compensation to the Trustee, compensation to an investment manager, and any compensation to agents, attorneys, actuaries, accountants, record keepers, and other persons performing services on behalf of this Plan or for the Committee will be paid from the Trust Fund in such portions as the Committee may direct. As directed by the Committee, expenses to be paid from the Trust Fund may be drawn from (a) Participants’ Accounts, in the form of a flat fee, charges for specific services, or a percentage of the value of each Account, (b) earnings or gains in each Investment Fund or (c) forfeitures under Section 4.2. Expenses directly related to the investment of a particular Investment Fund (such as brokerage, postage, express and insurance charges, and transfer taxes) shall be paid from that Investment Fund. The Company, in its discretion, may decide to pay the expenses incurred in operating and administering the Plan only for certain groups of Employers or certain groups of Participants.

ARTICLE VII
TRUST FUND

7.1
Trust Agreement. All assets of the Plan shall be held under the Trust Agreement between the Company and the Trustee designated by the Company which shall serve at the pleasure thereof. The Trust Agreement shall provide, among other things, for a Trust Fund to be administered by the Trustee to which all contributions shall be paid, and the Trustee shall have such rights, powers, and duties as the Company shall from time to time determine. All assets of the Trust Fund shall be held, invested, and reinvested in accordance with the provisions of the Trust Agreement.

7.2
Reversion. At no time, prior to the satisfaction of all liabilities with respect to Participants and their beneficiaries, shall any part of the assets of the Plan be used for or diverted to purposes other than for the exclusive benefit of such persons; provided, however, Employer contributions may be returned to the Employer (i) if made by the Employer by a mistake of fact, within one year after the payment of the contribution, or (ii) if a contribution is conditioned upon the deductibility of such contribution under Section 404 of the Code, then to the extent the deduction is disallowed, within one year of the disallowance of the deduction. The amount of any contribution that may be returned to the Employer must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant’s account balances to be less than the amount of such balances had the contribution not been made under the Plan.

ARTICLE VIII
AMENDMENT AND TERMINATION

8.1
Amendments. The Company reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Accounts to be used for or diverted to any purpose other than the exclusive benefit of Participants or their beneficiaries and which do not operate retroactively so as to affect adversely the rights of any Participant or beneficiary of the Plan prior to such action. The Company has delegated to the Committee the authority to cause to be prepared, to approve, and to execute any amendments, including for the purpose of merging, consolidating, freezing, or completing the termination of the Plan or Trust; provided, however, the Board of Directors of the Company shall approve any amendment that would result in:

(a)	The greater of a 5 percent or $500,000 increase in the cost of funding or administering a Plan, unless:

(i)
the Committee reasonably believes that such amendment or action is necessary to bring the Plan or Trust into compliance with ERISA, or any other applicable law, or to maintain the Plan’s or Trust’s qualification under, or compliance with, provisions of the Internal Revenue Code, as from time to time in effect, or

(ii)	such amendment or action is necessary to implement the provisions of any collective bargaining or other agreement validly executed by any employer participating in the Plan;

(b)	Disqualification, termination or partial termination of the Plan or loss of tax-exempt status of the Trust;

(c)	Violation of the terms and conditions of any collective bargaining agreement for the Plan and Trust subject to such agreements;

(d)
The appointment or removal of a Plan or Trust trustee, investment manager, custodian or other professional firm engaged by the Committee in connection with the investment or management of the Plan’s or Trust’s assets;

(e)
A change in the membership or structure, or a material change in the powers, duties or responsibilities, of the Committee or a change in the indemnification of any fiduciary of the Plan or Trust (except that the Committee may amend any Plan to transfer to the Committee any or all of the powers, rights, responsibilities and duties described in Section 6.2 which are currently granted by the Plan neither to the Committee nor to the Company or this Board); or

(f)	An increase in the duties or responsibilities of the Board of Directors of the Company under any such Plan or Trust.
No person has the authority to modify the terms of the Plan, except by means of authorized written amendments to the Plan. No verbal or written representations contrary to the terms of the Plan and its written amendments shall be binding upon the Company or the Plan.

8.2
Right to Terminate. The Company expects to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations. If the Plan shall be terminated, the Trustee shall continue to hold, invest, and administer the Trust Fund in accordance with the provisions of the Trust Agreement and shall make distributions there from in accordance with the provisions of the Plan, as then in effect, pursuant to instructions filed with the Trustee by the Committee upon such termination or from time to time thereafter, subject to Section 8.4.

8.3
Action by the Company. Any action by the Company to amend or terminate the Plan may be taken by resolution of the Board of Directors or by any person or persons duly authorized by resolution of the Board of Directors to take such action.

8.4	Distribution of Accounts upon Plan Termination. The distribution of Participants’ Accounts after termination of the Plan may, in the Company’s discretion, be deferred until receipt of approval by the Internal Revenue Service that termination of the Plan did not adversely affect its qualification under Sections 401(a) and 401(k) of the Code.

ARTICLE IX
ADOPTION OF THE PLAN BY AFFILIATES

9.1
(a)    Adoption. In the event the Plan is adopted by appropriate action of an Affiliate which the Committee authorizes to adopt the Plan, the Committee may determine the effective date of the Plan as to any such Affiliate and each such Affiliate shall thereupon be a Participating Affiliate and included within the term “Employer.” The Committee may also determine the extent to which service of the employees of any such Affiliate prior to such effective date including with a Predecessor Employer shall be counted as credited service and may otherwise determine the terms and conditions upon which any such Affiliate may adopt the Plan.

(b)    Withdrawal. The Company may withdraw from the Plan at any time by action of the Board of Directors. Any Participating Affiliate may withdraw from the Plan by giving at least 30 days’ written notice of its intention to withdraw to the Committee.

ARTICLE X
GENERAL

10.1
No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any Eligible Employee or Participant, or a right of any Eligible Employee or Participant to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees.

10.2
Nonalienation of Benefits. Except to the extent otherwise provided by Section 401(a)(13) (C) or by the issuance of a qualified domestic relations order (within the meaning of Section 414(p), or such successor Section, of the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable under the Plan, shall be void.

10.3
Missing Persons. Any communication, statement, or notice addressed and mailed, postage prepaid, to a Participant for beneficiary, at the latest post office address as stated on the books and records of the Company shall, without limitation, constitute an effective notice upon such person for all purposes of the Plan, and the Employer shall not be obligated to search for or ascertain the whereabouts of any such person. If any such person is notified of entitlement to payment under the Plan, and also is notified of the provisions of this paragraph, and such person fails to claim the benefits or to make the person’s whereabouts known within one year thereafter, the remaining interest of such person may be distributed to any one or more of the spouse or next of kin of the Employee or beneficiary involved as shall be determined by the Employer.

10.4	Governing Law. Except as preempted by federal law, the provisions of the Plan will be construed in accordance with the laws of the State of North Dakota.

10.5
Merger or Consolidation of Plan. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Accounts to, another plan, the assets of the Participants’ Accounts shall be transferred to the other plan only if each Participant would, if the Plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive if the Plan had been terminated immediately before the merger, consolidation, or transfer.

10.6
Distribution to Alternate Payees. Benefits may be distributed to an alternate payee on the earliest date specified in a qualified domestic relations order, without regard to whether such distribution is made or commences prior to the participant’s earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) or the earliest date that the participant could commence receiving benefits under the Plan.

ARTICLE XI
TOP HEAVY PROVISIONS

11.1
Top Heavy Plan. The Plan shall be deemed “Top Heavy” with respect to any Plan Year commencing on or after January 1, 1984 if, as of the last day of the preceding Plan Year (the “Determination Date”), the present value of the cumulative account balances for “Key Employees,” as defined in Code Section 416(i), under the Plan and all other plans in the “Aggregation Group,” as defined below, exceeds 60 percent of the present value, as of the Determination Date, of the cumulative account balances under all such plans for all employees of the Employer. For purposes of this Section XI, (i) the term “Aggregation Group” shall mean each plan of the Employer in which a Key Employee participates and each other plan of the Employer which enables such plan to meet the requirements of Code Section 401(a)(4) or 410; (ii) the present value of such account balances shall be computed in accordance with Code Section 416(g); and (iii) the above percentage ratio shall be determined as of the Determination Date by a fraction, the numerator of which is the sum of the present value of the account balances of Key Employees under the Plan and all other plans in the Aggregation Group, and the denominator of which is the sum of the present value of the account balances under all such plans, including the Plan, for all employees of the Employer. The accrued benefits of a Participant who did not perform any services for an Employer during the 1 year period ending on the Determination Date shall be disregarded.

11.2	Operative Provisions

(a)
For any Plan Year with respect to which the Plan is deemed Top Heavy, the Employer shall make a Retirement Contribution on behalf of each Participant who is not a Key Employee with respect to such Plan Year in an amount which, when added to the Employer’s matching contribution, if any, made under the Plan on behalf of such Participant for such Plan Year, equals 3 percent of the Participant’s

Section 415 compensation (as defined in Section 3.7). Any such special Employer contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. Notwithstanding the foregoing provisions of this Section 11.2, if a Participant in the Plan is also a Participant in a defined benefit plan of the Employer, then for each Plan Year with respect to which the Plan is Top Heavy, such Participant’s accrual of a minimum benefit under such other defined benefit plan in accordance with Code Section 416(c)(1) shall be deemed to satisfy the special Employer’s contribution requirements of this Section 11.2(a).

(b)
In the event the Plan is deemed “Top Heavy” pursuant to Section 11.1, each Participant shall have a nonforfeitable right to the Participant’s entire Account balances, including those amounts attributable to the Retirement Contributions under this Section 11.2.

(c)
Notwithstanding the provisions of Section 3.5, if during any Plan Year an employee of the Employer participates in both a defined contribution plan and a defined benefit plan maintained by the employer which comprise a Top Heavy Group, as defined in Code Section 416(9)(2)(B), the denominators of the defined benefit plan fraction and the defined contribution plan fraction, as described in Code Section 415(e), shall be calculated by substituting “1.0” for “1.25” each place it appears in such Section; provided, however, that this Section 11.2(c) shall not apply with respect to a plan in the Top Heavy Group if (a) such plan would satisfy the requirements of Code Section 416(h)(2)(A), and (b) the aggregate cumulative accrued benefits and account balances of Key Employees under all plans in the Top Heavy Group do not exceed 90 percent of the aggregate accrued benefits and cumulative account balances under all such plans for all employees of the Employer. The provisions of this paragraph shall cease to apply after December 31, 1999.

ARTICLE XII
SPECIAL RULES FOR CERTAIN OFFICERS

12.1
Notwithstanding the provisions set forth above, Section 16 Officers are subject to special limitations on their ability to effect certain transactions under the Plan, as follows: The Section 16 Officer may affect “Discretionary Transactions,” as defined below, only in compliance with Rule 16b-3(f) of the Securities Exchange Act of 1934, as amended.

A “Discretionary Transaction” is a transaction pursuant to an employee benefit plan that:

(a)	is at the volition of a Plan Participant;

(b)	is not made in connection with the Participant’s death, retirement, or termination of employment;

(c)	is not required to be made available to a Plan Participant pursuant to a provision of the Internal Revenue Code; and

(d)	results in either an intra-plan transfer involving an issuer equity securities fund, or a cash distribution funded by a volitional disposition of an issuer equity security.
A Discretionary Transaction shall be exempt only if affected pursuant to an election made at least six months following the date of the most recent election, with respect to any plan of the Company that affected a Discretionary Transaction that was:

(a)	an acquisition, if the transaction to be exempted would be a disposition; or

(b)	a disposition, if the transaction to be exempted would be an acquisition.

Supplement A
Provisions Relating to the Merger of
Anchorage Sand and Gravel Company, Inc.
Profit Sharing/401(k) Plan

A-1
Introduction. Effective as of January 1, 1995 (the “Merger Date”), the Anchorage Sand and Gravel Company, Inc. Profit Sharing/401(k) Plan (the “AS&G Plan”) was merged into the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan (the “Plan”). After January 1, 1995 (the “Merger Date”), no further contributions were made to the AS&G Plan. The assets of the trust under the AS&G Plan and participant account balances thereunder were transferred to the Trust and are held, invested, and administered by the Trustee with the other assets of the Trust in accordance with the terms of the Plan and Trust.

The merger of the AS&G Plan into the Plan and the resulting transfer of assets described above were designed to comply with Sections 401(a)(12), 411(d)(6) and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement A is to reflect the merger and to set forth special provisions which shall apply with respect to current and former Anchorage Sand and Gravel Company, Inc. (“AS&G”) employees who participate in the Plan on or after the Merger Date (“Supplement A Participants”).

A-2
Participation. Each participant in the AS&G Plan on December 31, 1994, who had one or more Account Balances under the AS&G Plan on that date automatically became a Participant in the Plan on the Merger Date, and shall continue as a Participant in the Plan until their entire Account Balances are distributed, subject to the terms and conditions of the Plan and this Supplement A. Each AS&G employee not described in the previous sentence shall become a Participant in the Plan under the terms and conditions thereof. Supplement A Participants shall be 100 percent vested in their entire Account Balances at all times.

A-3	Use of Terms. Terms used in this Supplement A shall, unless defined in this Supplement A or otherwise noted, have the meanings given to those terms in the Plan.

A-4
Inconsistencies with the Plan. The terms of this Supplement A are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement A.

Supplement B
Provisions Relating to the Merger of the MDU Resources Group, Inc.
Tax Deferred Compensation Savings Plan for
Collective Bargaining Unit Employees

B-1
Introduction. This Supplement B provides for the merger of the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan (for purposes of this Supplement B, the “Plan”) and the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan for Collective Bargaining Unit Employees (for purposes of this Supplement B, the “Bargaining Plan”).

B-2
The Merger. Effective January 1, 1999 (the “Merger Date”), the Bargaining Plan was merged into the Plan. Said merger and the resulting transfer of assets described in paragraph 4 below were designated to comply with Sections 401(a)(12), 411(d)(6), and 414(l) of the Internal Revenue Code and the regulations thereunder.

B-3
Participation. Each Participant in the Bargaining Plan on the Merger Date automatically became a Participant in the Plan on the Merger Date if such individual had not previously become a Participant in the Plan pursuant to its terms. Until their entire benefits are distributed, such Participants will be treated as Participants under the Plan.

B-4
Transfer of Assets. The assets of the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan for Collective Bargaining Unit Employees Trust, which served as the funding vehicle for the Bargaining Plan, were transferred to the trustee of the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan Trust, which served as a funding vehicle for the Plan, on or as soon as practicable after the Merger Date.

B-5
Transfer of Account Balances. All accounts maintained under the Bargaining Plan on the Merger Date for Participants were adjusted immediately prior to that date, and the net credit balances in such accounts, as adjusted, were transferred to the Plan and credited as of the Merger Date to new accounts maintained for such Participants under the Plan.

B-6
Limitations. Except to the extent expressly provided herein to the contrary, the benefits provided pursuant to this Supplement B are subject to all of the terms and conditions of the Plan. Unless specified otherwise, terms used in this Supplement which are defined in the Plan shall have the same meanings as given them in the Supplement.

Supplement C
Provisions Relating to the Spin-Off and Transfer of a Portion
of the Plan Attributable to Account Balances of Participants
Who Became Employees of Otter Tail Power Company

C-1
Introduction. Effective July 1, 1998, certain employees of the Company involved in the operations of the Coyote Station facility (the “Affected Employees”) ceased to be employees of the Company and became employees of Otter Tail Power Company (“Otter Tail”).

C-2
The Spin-off and Merger. Otter Tail maintained a qualified defined contribution retirement plan (the “Otter Tail Plan”) for the benefit of its eligible employees and the eligible employees of its controlled group members. Effective as of December 31, 1998 (the “Transfer Date”), the portion of the Plan attributable to account balances of the Affected Employees was spun off and transferred into the Otter Tail Plan. The transfer of said portion (the “Spin-Off Portion”) into the Otter Tail Plan and the resulting transfer of assets described in paragraph 3 below were made in accordance with Sections 401(a)(12), 411(d)(6), and 414(l) of the Internal Revenue Code and the regulations thereunder.

C-3
Transfer of Assets. On or as soon as practicable after the Transfer Date, the assets of the Trust Fund attributable to accounts of the Affected Participants were transferred to the trustee of the trust that served as a funding vehicle for the Otter Tail Plan.

C-4
Transfer of Account Balances. All accounts maintained under the Plan for affected participants were adjusted as of the date immediately preceding the transfer date in accordance with the provisions of Article IV of the Plan. The net credit balances in such accounts as so adjusted as of said date were transferred to the Otter Tail Plan and credited as of Transfer Date to the corresponding accounts maintained for such Affected Employees.

C-5	Use of Terms. Terms used in this Supplement C with respect to the Plan shall, unless defined in this Supplement C, have the meanings of those terms as defined in the Plan.

Supplement D-1
Provisions Relating to the Profit Sharing Feature for
Certain Participating Affiliates

D-1-1
Introduction. Certain Participating Affiliates in the Plan hereby establish Profit Sharing Features as described in this Supplement D-1, and will hereafter be referred to individually as a “Supplement D-1 Company” and collectively as “Supplement D-1 Companies.” These Profit Sharing Features shall be in addition to all other contributions provided pursuant to the Plan, and effective as of the date(s) indicated below.

D-1-2
Eligibility to Share in the Profit Sharing Feature. Participation in the Profit Sharing Feature(s) for any Plan Year is limited to employees of the Supplement D-1 Company who satisfy the Plan’s definition of Eligible Employee (unless otherwise noted below). The current and original effective dates for each Participating Affiliate’s respective Profit Sharing Feature are listed below.

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
Ames Sand & Gravel, Inc.	January 1, 2016 (July 16, 2007)
Anchorage Sand & Gravel Company, Inc. (excluding President)	January 1, 1999
Baldwin Contracting Company, Inc.	January 1, 1999
Capital Electric Line Builders, Inc.[7]	January 1, 2014
Cascade Natural Gas Corporation[1]	January 1, 2017 (July 2, 2007)
Concrete, Inc.	January 1, 2001
Connolly-Pacific Co.	January 1, 2007
DSS Company	January 1, 2004 (July 8, 1999)

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
E.S.I., Inc.	January 1, 2008 (January 1, 2003)
Fairbanks Materials, Inc.	May 1, 2008
Granite City Ready Mix, Inc.	June 1, 2002
Great Plains Natural Gas Co.[1]	January 1, 2017 (January 1, 2008)
Hawaiian Cement (non-union employees hired after December 31, 2005)	January 1, 2009
Intermountain Gas Company[1]	January 1, 2017 (January 1, 2011)
JTL Group, Inc.5/6	January 1, 2015 (January 1, 2014)
Jebro Incorporated	November 1, 2005
Kent’s Oil Service[4]	January 1, 2007
Knife River – North Dakota Division, a Division of Knife River Corporation – North Central	January 1, 2016 (January 1, 2007)
Knife River Corporation – North Central	January 1, 2016 (January 1, 2007)
Knife River Corporation – Northwest (the Central Oregon Division, f/k/a HTS)	January 1, 2010 (January 1, 1999)
Knife River Corporation – Northwest (the Idaho Division)	January 1, 2015
Knife River Corporation – Northwest (the Southern Oregon Division)	January 1, 2012
Knife River Corporation – Northwest (the Western Oregon Division)	January 1, 2012
Knife River Corporation - South (f/k/a Young Contractors, Inc.)	January 1, 2008 (January 1, 2007)

Participating Affiliate	Current Effective Date (Original Effective Date)[2]
Knife River Midwest, LLC	January 1, 2016 (April 1, 2004)
LTM, Incorporated	January 1, 2003
MDU Resources Group, Inc.[1]	January 1, 2017
Montana-Dakota Utilities Co. (non-union employees)[1]	January 1, 2017 (January 1, 2008)
Montana-Dakota Utilities Co. (union employees)	January 1, 2008
Northstar Materials, Inc.	January 1, 2016 (January 1, 2003)
On Electric Group, Inc.[3]	March 7, 2011
Wagner Industrial Electric, Inc.	January 1, 2008
Wagner Smith Equipment Co.	January 1, 2008 (July 1, 2000)
WBI Energy, Inc.[1]	January 1, 2017 (May 1, 2012)
WBI Energy Midstream, LLC[1]	January 1, 2017 (January 1, 2001)
WBI Energy Transmission, Inc.[1]	January 1, 2017 (January 1, 2009)
WHC, Ltd.	September 1, 2001

1/Eligible employees only include those in salary grade levels 29-38.
2/In the event a Participating Affiliate adopts a Profit Sharing Feature on a date other than January 1, effective as of the date of participation in the Plan, the amount of any such contribution allocated to a Supplement D‑1 Participant shall be based upon Compensation, received while in the employ of the Participating Affiliate after the date of acquisition by the Company or any Affiliate.
3/Requirement to be an Active Employee on the last day of the Plan Year does not apply.
4/The following participant of Kent’s Oil Service is granted vesting service for prior years of service with Spirit Road Oils: Jose Padilla.

5/Eligible JTL Casper hourly employees (both union and nonunion), including those employees who participate in the Operating Engineers Local No. 800 & The Wyoming Contractors’ Association, Inc. Pension Trust Fund for Wyoming (JTL MEP employees.)
6/Eligible salaried employees of JTL hired after December 31, 2014 or any other JTL employee who transfers to a salaried position after December 31, 2014.
7/Eligible employees participating in a management incentive compensation plan are not eligible for a Profit Sharing Contribution.

In order to share in the allocation of any profit sharing contribution made by a Supplement D-1 Company pursuant to Paragraph 3 below for a given Plan Year, Participants employed by a Supplement D-1 Company must be credited with 1,000 Hours of Service (prorated for the Plan Year in which the Profit Sharing Feature becomes effective) in that Plan Year, be an Active Employee of the Supplement D-1 Company on the last day of the Plan Year, and must not be covered by a collectively bargained unit to which the Profit Sharing has not been extended.
However, an Eligible Employee of a Knife River Corporation Participating Affiliate who transfers during the Plan Year and remains employed by a Knife River Corporation Participating Affiliate on the last day of the Plan Year will be eligible to receive a prorated profit sharing contribution from each Knife River Corporation Participating Affiliate.
Moreover, effective January 1, 2009, an Eligible Employee of Montana Dakota Utilities Co., Great Plains Natural Gas Co., Intermountain Gas Company, or Cascade Natural Gas Corporation (collectively the “Utility Group Participating Affiliate”) who transfers during the Plan Year and remains employed by a Utility Group Participating Affiliate on the last day of the Plan Year will be eligible to receive a prorated profit sharing contribution from each Utility Group Participating Affiliate noted above which meets its independent profitability targets.
Effective January 1, 2014, it was resolved that Profit Sharing contributions for Eligible Employees of the Utility Group Participating Affiliates would be based upon the Utility Group Participating Affiliates combined profitability targets, and therefore, if the Utility Group Participating Affiliates together attained the required profitability, Eligible Employees of the Utility Group Participating Affiliates would receive a contribution as long as they remained employed by a Utility Group Participating Affiliate on the last day of the Plan Year.

Notwithstanding the foregoing and except as noted herein, effective January 1, 2017, MDU Resources Group, Inc., Montana-Dakota Utilities Co., Intermountain Gas Company, Cascade Natural Gas Corporation, Great Plains Natural Gas Co., WBI Energy, Inc., WBI Energy Midstream, LLC, and WBI Energy Transmission, Inc. (collectively the “Regulated Group Participating Affiliates”) will provide a Profit Sharing contribution to Eligible Employees who are classified in salary grade levels 29-38, or a prorated Profit Sharing contribution to Eligible Employees who transfer in or out of salary grade levels 29-38, provided the profitability target is met and they remain employed by a Regulated Group Participating Affiliate as of the last day of the Plan Year. Profit Sharing contributions for Eligible Employees of MDU Resources Group, Inc. will be based on an independent earnings per share target. Profit sharing contributions for Eligible Employees of WBI Energy, Inc., WBI Energy Midstream, LLC, and WBI Energy Transmission, Inc. will be based on a combined profitability target. Employees of the WBI Energy Corrosion Services division of WBI Energy Midstream, LLC are not eligible to receive Profit Sharing contributions. Profit Sharing contributions for Eligible Employees of the Utility Group Participating Affiliates (other than union employees of Montana-Dakota Utilities Co.) will be based on the Utility Group Participating Affiliates combined profitability targets. Profit Sharing contributions for union Eligible Employees of Montana Dakota Utilities Co., regardless of salary grade level, shall be determined based solely on the profitability of Montana Dakota Utilities Co.
For purposes of this Supplement, an “Active Employee” means an employee who is still on the payroll, has been temporarily laid off, or who terminated employment due to Disability, death, or after attaining age 60 during such Plan Year, but does not mean an employee whose employment has been terminated effective on or before December 31 of that Plan Year. In addition, for purposes of applying the requirement of completing 1,000 Hours of Service for the Plan Year, such requirement shall not apply to employees terminating after attaining age 60 provided they are not terminated for cause.

Participants who meet the preceding requirements are referred to herein as “Supplement D-1 Participants.”

D-1-3
Amount of Profit Sharing Contributions, Allocation. For each Plan Year, the governing entity of each Supplement D-1 Company, in its discretion, shall determine the amount (if any) of profit sharing contributions to be made to the Plan based upon its own profitability. The amount of any such contribution for a Plan Year by any specific Supplement D-1 Company shall be allocated to its Supplement D-1 Participants based upon those Participants’ Compensation, excluding bonuses, received while employed by that Supplement D-1 Company for that Plan Year.

Compensation for the first effective Plan Year of each Supplement D-1 Company shall include Compensation paid to the Supplement D-1 Participant by said company on and after said company’s effective date shown above.

D-1-4
Vesting. Notwithstanding anything in Section 4.2 to the contrary, Supplement D‑1 Participants shall be vested in their Profit Sharing Account only upon completing three (3) Years of Vesting Service as defined below; provided, however that if vesting under an acquired company’s previous retirement plan resulted in an greater vesting percentage, the Profit Sharing Account for employees hired prior to acquisition by the Company or any of its Affiliates shall vest in accordance with the accelerated vesting schedule.

A “Year of Vesting Service” means a Plan Year in which the Supplement D-1 Participant is credited with at least 1,000 Hours of Service. Service with a Supplement D-1 Company, the Company, and all Affiliates shall be recognized for purposes of this Paragraph, including, but not limited to, service that occurred prior to the effective date of Supplement D-1, applying these rules as if the Supplement D-1 Company (and its affiliates at that time) were Affiliates under the Plan. Supplement D-1 Participants who were employed with Ideal Builders, Inc. on the date of acquisition on August 29, 2008 by Knife River Corporation – Northwest (the Southern Idaho Division) will have prior years of service recognized towards Years of Vesting Service. Notwithstanding the foregoing, a Participant shall be fully vested in his or her Profit Sharing Account upon Death, Disability, or attaining age 60.

D-1-5	Use of Terms. Terms used in this Supplement D-1 shall, unless defined in this Supplement D-1 or elsewhere noted, have the meanings given to those terms in the Plan.

D-1-6
Inconsistencies with the Plan. The terms of this Supplement D-1 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-1.

Supplement D-2
Provisions Relating to the Retirement Contribution Feature for
Certain Participating Affiliates

D-2-1
Introduction. Certain Participating Affiliates in the Plan hereby establish Retirement Contribution Features as described in this Supplement D-2, and will hereafter be referred to individually as a “Supplement D-2 Company” and collectively as “Supplement D-2 Companies.” These Retirement Contribution Features shall be in addition to all other contributions provided pursuant to the Plan, and effective as of the date(s) indicated below.

D-2-2
Eligibility to Share in the Retirement Contribution. Participation in the Retirement Contribution(s) for any Plan Year is limited to employees of the Supplement D-2 Company who satisfy the Plan’s definition of Eligible Employee. The current and original effective dates for each Participating Affiliate’s respective Retirement Contribution Feature are listed in the chart below.

Participating Affiliate	Current Effective Date (Original Effective Date)	Retirement Contribution Amount- Percentage of Compensation
Cascade Natural Gas Corporation (non-bargaining)	January 1, 2011 (July 2, 2007)	5%
Cascade Natural Gas Corporation (Field Operations Bargaining Unit employees hired on or after 1/1/2007)	May 1, 2015 (July 2, 2007)	5%
Fidelity Exploration & Production Company[2]	January 1, 2006 (July 2, 2001)	5%
Great Plains Natural Gas Co.	January 1, 2003	5%
Intermountain Gas Company	January 1, 2011 (October 12, 2008)	5%
On Electric Group, Inc.	August 13. 2015 (March 7, 2011)	6%
Rocky Mountain Contractors, Inc. (non-bargaining)	January 1, 2005	5%
WBI Energy Midstream, LLC[1]	July 1, 2012 (January 1, 2001)	5%

1The following participants of WBI Energy Midstream, LLC are excluded:, Grady Breipohl, Jon Forbes, Richard Guderjahn, Steven Haag, Raymond Harms, Wade Hasler, Douglas Henry, Pamela Lynn, Todd

Mandeville, Marlin Mogan, and Dale Sudbrack due to participation in the appropriate pension plan replacement contribution.
2The following participants of Fidelity Exploration & Production Company are excluded: Harlan R. Jirges, Marvin E. Rygh, Judy A. Schmitt, and Dennis M. Zander due to participation in the appropriate pension plan replacement contribution.

In order to share in the allocation of any Retirement Contribution made by a Supplement D-2 Company pursuant to Paragraph 3 below for a given Plan Year, Eligible Employees described above must be credited with 1,000 Hours of Service (prorated for the Plan Year in which the Retirement Contribution Feature becomes effective) in that Plan Year and must not be covered by a collectively bargained unit to which the Retirement Contribution has not been extended. However, if the Participant’s failure to be credited with 1,000 Hours of Service in that Plan Year is due to the Participant’s (i) Disability; (ii) death; or (iii) termination of employment on or after attaining age 60 during such Plan Year provided the Participant is not terminated for cause, such Participant shall nevertheless be entitled to share in the allocation of the Retirement Contributions for such Plan Year. Any Participant who is not a Highly Compensated Employee who has met the above eligibility requirements as of June 30 each Plan Year shall receive a pro-rata allocation mid-year based on compensation paid through June 30. The final annual allocation shall be reduced by any such mid‑year allocation. Participants who meet the requirements of this paragraph are referred to herein as “Supplement D-2 Participants.”

D-2-3
Amount of Retirement Contributions, Allocation. For each Plan Year, each Supplement D-2 Company, shall make a Retirement Contribution to the Plan on behalf of the Supplement D-2 Participants that it employs in an amount equal to the percentage of eligible Compensation (excluding bonuses) listed in the table above. Compensation for the Plan Year in which the Retirement Contribution Feature becomes effective for a particular Supplement D-2 Company, shall include Compensation paid to a Supplement

D-2 Participant during that Plan Year after the date the Retirement Contribution feature became effective.

D-2-4
Vesting. Notwithstanding anything in Section 4.2 to the contrary, Supplement D-2 Participants shall be vested in their Profit Sharing/Retirement Contribution Accounts only upon completing three (3) Years of Vesting Service as defined below; provided, however that if vesting under an acquired company’s previous retirement plan resulted in an greater vesting percentage, the Profit Sharing Accounts for employees hired prior to acquisition by the Company or any of its Affiliates shall vest in accordance with the accelerated vesting schedule.

A “Year of Vesting Service” means a Plan Year in which the Supplement D-2 Participant is credited with at least 1,000 Hours of Service. Service with a Supplement D-2 Company, the Company, and all Affiliates shall be recognized for purposes of this Paragraph, including, but not limited to, service that occurred prior to the effective date of Supplement D-2, applying these rules as if the Supplement D-2 Company (and its affiliates at that time) were Affiliates under the Plan. Notwithstanding the foregoing, a Participant shall be fully vested in his or her Retirement Contribution account upon Death, Disability, or attaining age 60.

D-2-5	Use of Terms. Terms used in this Supplement D-2 shall, unless defined in this Supplement D-2 or elsewhere noted, have the meanings given to those terms in the Plan.

D-2-6
Inconsistencies with the Plan. The terms of this Supplement D-2 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-2.

Supplement D-3
Provisions Relating to the Profit Sharing Feature for
Certain Participating Affiliates

RESERVED

Supplement D-4
Provisions Relating to the
Cascade Natural Gas Corporation
Retirement Contribution, Special Transition Contribution, and Profit Sharing Feature

RESERVED

Supplement D-5
Provisions Relating to the
Knife River Corporation – Northwest
(Western Oregon Division, f/k/a MBI)
Retirement Contribution Feature

RESERVED

Supplement D-6
Provisions Relating to the
MDU Resources Group, Inc.
Retirement Contribution Feature

D-6-1
Introduction. Effective January 1, 2006, certain Participating Affiliates in the Plan hereby establish a Retirement Contribution Feature as described in this Supplement D‑6. This Retirement Contribution Feature shall be in addition to all other contributions provided pursuant to the Plan.

D-6-2
Eligibility to Share in the Retirement Contribution. Participation in the Retirement Contribution for any Plan Year is limited to employees who are hired after December 31, 2005, and satisfy the Plan’s definition of Eligible Employee for the following Participating Affiliates:

Knife River Corporation
MDU Construction Services Group, Inc.
MDU Resources Group, Inc.
Montana- Dakota Utilities Co.
Prairielands Energy Marketing, Inc.
WBI Energy, Inc.
WBI Energy Transmission, Inc.

Unless specifically bargained for, employees covered by a collective bargaining agreement shall not be eligible to participate in the Retirement Contribution Feature. Notwithstanding the foregoing, (i) the WBI Energy Transmission, Inc. employees covered by a collective bargaining agreement shall be eligible to participate in this Retirement Contribution Feature, effective January 1, 2006, (ii) the Montana-Dakota Utilities Co. employees covered by a collective bargaining agreement shall be eligible to participate in this Retirement Contribution Feature, effective July 1, 2007, and (iii)

notwithstanding any provision of the Plan to the contrary, the following individuals shall be eligible to participate in this Retirement Contribution Feature, upon commencing participation in the Plan:

Marc T. Beyer
Gregory J. Feekes
Michael J. McBride
Justin W. Trieu
John Trujillo

In order to share in the allocation of any Retirement Contribution made by a Supplement D-6 Company pursuant to Paragraph 3 below for a given Plan Year, Eligible Employees described above must be credited with 1,000 Hours of Service in that Plan Year; provided, however, that if the Participant’s failure to be credited with 1,000 Hours of Service in that Plan Year is due to the Participant’s (i) Disability; (ii) death; or (iii) termination of employment on or after attaining age 60 during such Plan Year provided the Participant is not terminated for cause, such Participant shall nevertheless be entitled to share in the allocation of the Retirement Contribution for such Plan Year. Any Participant who is not a Highly Compensated Employee who has met the above eligibility requirements as of June 30 each Plan Year shall receive a pro‑rata allocation mid-year based on compensation paid through June 30. The final annual allocation shall be reduced by any such mid‑year allocation. Participants who meet the requirements of this paragraph are referred to herein as “Supplement D-6 Participants.”
Notwithstanding the foregoing, employees hired by Montana-Dakota Utilities Co. during 2007 who were not credited with at least 1,000 Hours of Service during the

Plan Year if the actual hours completed were annualized are entitled to an allocation of the Retirement Contribution for the 2007 Plan Year.

D-6-3
Amount of Retirement Contribution Allocation. For each Plan Year, the Board of Directors for each above mentioned Participating Affiliate will credit eligible employees with a contribution equal to five percent (5%) of Compensation. The amount of any such contribution for a Plan Year shall be allocated to Supplement D‑6 Participants based upon their Compensation, excluding bonuses received while employed by the identified Participating Affiliate.

D-6-4
Vesting. Notwithstanding anything in Section 4.2 to the contrary, Supplement D-6 Participants shall be vested in their Retirement Contribution only upon completing three (3) years of Vesting Service as defined below.

A “Year of Vesting Service” means a Plan Year in which the Supplement D‑6 Participant is credited with at least 1,000 Hours of Service. Service with a Supplement D-6 Company, the Company, and all Affiliates shall be recognized for purposes of this Paragraph, including, but not limited to, service that occurred prior to the effective date of Supplement D-6, applying these rules as if the Supplement D-6 Company (and its affiliates at that time) were affiliates under the Plan. Notwithstanding the foregoing, a Participant shall be fully vested in his or her Retirement Contribution Account upon Death, Disability, or attaining age 60.

D-6-5	Use of Terms. Terms used in this Supplement D-6 shall, unless defined in this Supplement D-6 or elsewhere noted, have the meanings given to those terms in the Plan.

D-6-6
Inconsistencies with the Plan. The terms of this Supplement D-6 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-6.

Supplement D-6A
Provisions Relating to the
Retirement Contribution Feature

D-6A-1
Introduction. Effective January 1, 2010, certain Participating Affiliates in the Plan hereby establish a Retirement Contribution Feature as described in this Supplement D‑6A. This Retirement Contribution Feature shall be in addition to all other contributions provided pursuant to the Plan.

D-6A-2
Eligibility to Share in the Retirement Contribution. Participation in the Retirement Contribution for any Plan Year is limited to individuals who were active Participants in a Company Pension Plan as of December 31, 2009. Notwithstanding the foregoing, active Participants in the MDU Resources Group, Inc. Pension Plan for Collective Bargaining Unit Employees as of June 30, 2011, shall be eligible to participate in this Retirement Contribution Feature, effective July 1, 2011. Furthermore, active participants in the Retirement Plan for Employees of Cascade Natural Gas Corporation, who are covered by a collective bargaining agreement that provides for participation in such plan as of September 30, 2012, shall be eligible to participate in this Retirement Contribution Feature, effective January 1, 2013.

In order to share in the allocation of any Retirement Contribution made by a Supplement D-6A Company pursuant to Paragraph 3 below for a given Plan Year, Eligible Employees described above must be credited with 1,000 Hours of Service in that Plan Year; provided, however, that if the Participant’s failure to be credited with 1,000 Hours of Service in the Plan Year is due to the Participant’s (i) Disability; (ii) death; or (iii) termination of employment on or after attaining age 60 during such Plan Year provided the Participant is not terminated for cause, such Participant shall nevertheless be entitled to a Retirement Contribution for such Plan Year. Any Participant who is not a Highly Compensated Employee who has met the above eligibility requirements as of June 30 each Plan Year shall receive a pro-rata allocation mid-year based on compensation paid through June 30. The final annual allocation shall be reduced by any such mid‑year allocation. Participants who meet the requirements of this paragraph are referred to herein as “Supplement D-6A Participants.”

D-6A-3
Amount of Retirement Contribution. For each Plan Year, Supplement D-6A Participants eligible to participate in this feature on January 1, 2010, will be credited with the following static contribution based upon their age as of December 31, 2009; Supplement D-6A Participants eligible to participate July 1, 2011, will be credited with the following static contribution based upon their age as of June 30, 2011; and Supplement D-6A Participants eligible to participate January 1, 2013, will be credited with the following static contribution based upon their age as of December 31, 2012, and their eligible Compensation, excluding bonuses for the Plan Year (paid after initial effective date of the provision).

Age as of December 31, 2009/ June 30, 2011/ December 31, 2012	Retirement Contribution Percentage
Less than 30	5.0%
30 but less than 35	7.0%
35 but less than 40	9.0%
40 but less than 45	10.5%
45 and over	11.5%

Notwithstanding the foregoing, if the Retirement Contribution Percentage above for Participants who are Highly Compensated Employees is more than the amount permitted under Section 415 of the Code, the Participant’s Retirement Contributions

shall be reduced to the extent necessary to comply with Section 415 of the Code. The Retirement Contribution Percentage above may also be reduced for Participants who are Highly Compensated Employees, as necessary, to pass nondiscrimination testing.

D-6A-4
Vesting. Notwithstanding anything in Section 4.2 to the contrary, Supplement D-6A Participants shall be vested in their Retirement Contribution upon completing three (3) years of Vesting Service as defined below.

A “Year of Vesting Service” means a Plan Year in which the Supplement D‑6A Participant is credited with at least 1,000 Hours of Service. Service with a Supplement D-6A Company, the Company, and all affiliates shall be recognized for purposes of this Paragraph, including, but not limited to, service that occurred prior to the effective date of Supplement D-6A, applying these rules as if the Supplement D-6A Company (and its affiliates at that time) were Affiliates under the Plan. Notwithstanding the foregoing, a Participant shall be fully vested in his or her Retirement Contribution Account upon Death, Disability, or attaining age 60.

D-6A-5	Use of Terms. Terms used in this Supplement D-6A shall, unless defined in this Supplement D-6A or elsewhere noted, have the meaning given to those terms in the Plan.

D-6A-6
Inconsistencies with the Plan. The terms of this Supplement D-6A are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and Supplement D-6A.

Supplement D-7
Provisions Relating to the
JTL Group, Inc.
Retirement Contribution Feature

D-7-1
Introduction. Effective January 1, 2005, JTL Group, Inc. (“JTL”) a Participating Affiliate in the Plan hereby established the Retirement Contribution Feature as described in this Supplement D-7. This Retirement Contribution shall be in addition to all other contributions provided by JTL pursuant to the Plan.

D-7-2
Eligibility to Share in the Retirement Contribution. In order to share in the allocation of any Retirement Contribution made by JTL pursuant to Paragraph 3 below for a given Plan Year, Participants must be an Eligible Employee of JTL. Unless specifically bargained for, eligible Employees covered by a collective bargaining agreement shall not be eligible to share in this Retirement Contribution feature. Participants who meet the preceding requirements are referred to herein as “Supplement D-7 Participants.”

D-7-3
Amount of Retirement Contribution. For each Plan Year, JTL shall provide eligible hourly Participants $1.55 (effective April 1, 2014) per hour of service as a Retirement Contribution. The amount of any such contribution for a Plan Year will be allocated to Supplement D-7 hourly Participants for each hour of service for which the Participant receives compensation, excluding Hours of Service pursuant to a prevailing wage agreement. In addition, JTL will credit eligible salaried Participants with a contribution equal to eight percent (8%) of Compensation. Salaried Participants must have been hired and classified as a salaried employee prior to January 1, 2015 in order to receive a Retirement Contribution allocation. The amount of any such Retirement Contribution for a Plan Year shall be allocated to Supplement D‑7 Participants based upon their Compensation, excluding bonuses received while employed by the identified Participating Affiliate.

D-7-4
Vesting. Notwithstanding anything in Section 4.2 to the contrary, Supplement D-7 Participants shall be vested in their Retirement Contribution only upon completing three (3) years of Vesting Service as defined below; provided, however that Supplement D‑7 Participants who were employed by Star Aggregates, Inc. on August 31, 2007, shall be fully vested.

A “Year of Vesting Service” means a Plan Year in which the Supplement D‑7 Participant is credited with at least 1,000 Hours of Service. Service with a Supplement D-7 Company, the Company, and all Affiliates shall be recognized for purposes of this Paragraph, including, but not limited to, service that occurred prior to the effective date of Supplement D-7, applying these rules as if the Supplement D-7 Company (and its affiliates at that time) were Affiliates under the Plan. Notwithstanding the foregoing, a Participant shall be fully vested in his or her Retirement Contribution Account upon death, Disability, or upon attaining age 60.

D-7-5	Use of Terms. Terms used in this Supplement D-7 shall, unless defined in this Supplement D-7 or elsewhere noted, have the meanings given to those terms in the Plan.

D-7-6
Inconsistencies with the Plan. The terms of this Supplement D-7 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-7.

Supplement D-8

RESERVED

Supplement D-9
Provisions Relating to the
Hawaiian Cement, Maui Concrete and Aggregate Division,
Retirement Contribution Feature

D-9-1
Introduction. Effective July 1, 2015, Hawaiian Cement (“HC”), a Participating Affiliate in the Plan, hereby establishes the Retirement Contribution Feature as described in this Supplement D-9. This Retirement Contribution shall be in addition to all other contributions provided by HC pursuant to the Plan.

D-9-2
Eligibility to Share in the Retirement Contribution. In order to share in the allocation of any Retirement Contribution made by HC pursuant to Paragraph 3 below for a given Plan Year, a Participant must be an Eligible Employee of HC who was an active participant in the Pension Plan for Bargaining Unit Employees of Hawaiian Cement, Maui Concrete and Aggregate Division as of June 30, 2015. Participants who meet the preceding requirements are referred to herein as “Supplement D-9 Participants.”

D-9-3
Amount of Retirement Contribution. For each Plan Year, Supplement D-9 Participants will be credited with the contributions below for each Hour Worked. Hours Worked shall mean all hours where the employee is on HC property performing bargaining unit work, not to include vacation, sick leave, or other non-worked hours for which the employee may receive compensation from HC.

Date	Rate per Hour Worked
July 1, 2015 – April 15, 2016	$3.02
April 16, 2016 – April 15, 2017	$3.34
April 16, 2017 – April 15, 2018	$3.67
April 16, 2018 – April 15, 2019	$4.02
April 16, 2019 – April 15, 2020	$4.34

D-9-4
Vesting. Notwithstanding anything in Section 4.2 to the contrary, Supplement D-9 Participants shall be vested in their Retirement Contribution only upon completing three (3) years of Vesting Service as defined below.

A “Year of Vesting Service” means a Plan Year in which the Supplement D‑9 Participant is credited with at least 1,000 Hours of Service. Service with a Supplement D-9 Company, the Company, and all Affiliates shall be recognized for purposes of this Paragraph, including, but not limited to, service that occurred prior to the effective date of Supplement D-9, applying these rules as if the Supplement D-9 Company (and its affiliates at that time) were Affiliates under the Plan. Notwithstanding the foregoing, a Participant shall be fully vested in his or her Retirement Contribution Account upon death, Disability, or upon attaining age 60.

D-9-5	Use of Terms. Terms used in this Supplement D-9 shall, unless defined in this Supplement D-9 or elsewhere noted, have the meanings given to those terms in the Plan.

D-9-6
Inconsistencies with the Plan. The terms of this Supplement D‑9 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement D-9.

Supplement E
Provisions Relating to the Merger of
LTM, Incorporated 401(k) Employee Savings Plan

E-1
Introduction. Effective April 1, 2000 (the “Merger Date”), the LTM, Incorporated 401(k) Employee Savings Plan (the “LTM Bargaining Plan”) was merged into the MDU Resources Group, Inc. 401(k) Retirement Plan (the “Plan”).

E-2
Merger. The merger of the LTM Bargaining Plan into the Plan and the resulting transfer of assets described above was designed to comply with Section 401(a)(12), 411(d)(6), and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement E is to reflect the merger and to set forth special provisions which shall apply with respect to current and former LTM, Incorporated Bargaining Employees who participate in the Plan on or after the Merger Date (“Supplement E Participants”).

E-3
Transfer of Assets. The assets of the LTM, Incorporated 401(k) Employee Savings Plan Trust, which trust serves as a funding vehicle for the LTM Bargaining Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

E-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement E Participant who had an account balance in the LTM Bargaining Plan were transferred to the Plan from the LTM Bargaining Plan and credited to corresponding accounts established for each such Supplement E Participant (“Account Balances”).

E-5
Participation. Each Participant in the LTM Bargaining Plan on March 31, 2000, who has one or more account balance in the LTM Bargaining Plan on that date automatically became a Participant in the Plan on the Merger Date, and shall continue as a Participant in the Plan until all of the Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement E. Any other LTM employee not described in the previous sentence shall become a Participant in the Plan under the regular terms and conditions thereof.

E-6	Vesting. On the Merger Date, each Supplement E Participant became fully vested in their Account Balances.

E-7
Distribution of Benefits. As of the Merger Date, each Supplement E Participant’s Account Balances shall be payable to the Participant at the same time as the Participant is entitled to receive other benefits pursuant to Section 4.3 of the Plan.

E-8
Administration Expenses. Expenses incurred in operating and administering the Plan on behalf of Supplement E Participants shall be paid from assets of the Plan attributable to such Supplement E Participants.

E-9	Use of Terms. The terms used in this Supplement E shall, unless defined in this Supplement E or otherwise noted, have the meanings given to those terms in the Plan.

E-10
Inconsistencies with the Plan. The terms of this Supplement E are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and this Supplement E.

Supplement F
RESERVED

Supplement G
Prevailing Wage Law Requirements

G-1
Introduction. Effective as of January 1, 2003, the Plan covers certain Eligible Employees who perform services for an Employer under a public contract that is subject to the Davis-Bacon Act or similar prevailing state wage law (a “Davis-Bacon Employee”). The portion of a Davis-Bacon Employee’s service with an Employer that is subject to the Davis-Bacon Act or similar prevailing state wage law (the “Prevailing Wage Law”) is referred to in this Supplement G as “Davis-Bacon Service.” The provisions of this Supplement G are intended to modify the terms of the Plan as applied to Davis-Bacon Employees and to allow the Plan to qualify as a bona fide fringe benefit plan in accordance with Title 29, Part 5 of the Code of Federal Regulations and the Department of Labor guidance issued thereunder.

G-2	Use of Terms. Terms used in this Supplement G shall, unless defined in this Supplement G or otherwise noted, have the meanings given to those terms in the Plan.

G-3
Inconsistencies with the Plan. The terms of this Supplement G are a part of the Plan and supersede the provisions of the Plan and any other supplement to the extent necessary to eliminate inconsistencies between the Plan and such other supplements and this Supplement G.

G-4
Eligibility and Participation. A Davis-Bacon Employee who is employed on an occasional or temporary basis and who otherwise meets the definition of an Eligible Employee shall become a Participant upon the completion of one Hour of Service.

G-5
Prevailing Wage Compensation. While employed in Davis-Bacon Service, the Compensation (as defined in the Plan) paid to a Davis-Bacon Employee and used in determining contributions under the Plan shall be the prevailing wage required by the Prevailing Wage Law.

G-6
Supplemental Contributions. An Employer, in its sole discretion, may make a supplemental contribution on behalf of any Davis-Bacon Employee, other than a Davis‑Bacon Employee who is a Highly Compensated Employee, (a “Davis-Bacon Supplemental Contribution”) (i) in such amount as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost or (ii) in such amount as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost without regard to any employer Matching and Profit Sharing Contributions made on behalf of such Davis‑Bacon Employee. Any Davis-Bacon Supplemental Contributions made on behalf of a Davis-Bacon Employee pursuant to this paragraph G-6 shall be credited to a “Davis-Bacon Supplemental Contribution Account” established for the Davis-Bacon Employee under this Supplement G. Except as otherwise provided in this Supplement G, Davis-Bacon Employee’s Supplemental Contribution Account shall be treated as an “Account” for all purposes of the Plan and the amounts credited thereto shall be subject to the same restrictions as apply to amounts credited to a Participant’s Profit Sharing Account.

G-7
Depositing of Employer Contributions. Any Employer contribution made on behalf of a Davis-Bacon Employee under the Plan that is intended to satisfy the Prevailing Wage Law’s required fringe cost, including, but not limited to, any matching contributions and any Davis-Bacon Supplemental Contributions described in paragraph G-6 above, will be contributed to the Trust Fund not less frequently than quarterly.

G-8	Vesting. A Davis-Bacon Employee will, at all times, have a fully vested and nonforfeitable right to the value of his Matching and Davis-Bacon Supplemental Contribution Accounts.

G-9
Davis-Bacon Subaccount. The Committee shall maintain as part of each Davis-Bacon Employee’s Matching Contribution Account a subaccount to reflect the matching contributions, if any, made on behalf of the Davis-Bacon Employee that are intended to satisfy the Prevailing Wage Law’s required fringe cost.

G-10
Contribution Limitation. If the annual additions that would otherwise be allocated to a Davis-Bacon Employee’s Accounts would exceed the limitations described in Section 3.7 of the Plan for any Plan Year, any portion of the excess amount that is attributable to contributions made on behalf of the Davis-Bacon Employee with respect to Davis‑Bacon Service shall be corrected in accordance with Section 3.7 of the Plan.

Supplement H
Provisions Relating to the Merger of
Umpqua River Navigation Company
Retirement Plan

H-1	Introduction. Effective as of January 1, 2003 (the “Merger Date”), the frozen Umpqua River Navigation Company Retirement Plan (the “Umpqua Plan”) was merged into the Plan.

H-2
Merger. The merger of the Umpqua Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6) and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H is to reflect the merger and to set forth special provisions which shall apply with respect to former Umpqua River Navigation Company Employees who participate in the Plan on the Merger Date (“Supplement H Participants”).

H-3
Transfer of Assets. The assets of the Umpqua River Navigation Company Retirement Plan Trust, which trust serves as a funding vehicle for the Umpqua Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

H-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H Participant who had an account balance in the Umpqua Plan were transferred to the Plan from the Umpqua Plan and credited to corresponding accounts established for each such Supplement H Participant (“Account Balances”).

H-5
Participation. Each Participant in the Umpqua Plan on December 31, 2002, who had one or more account balances in the Umpqua Plan on that date automatically became a Participant in the Plan on the Merger Date, and shall continue as a Participant in the Plan until all of the Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement H.

H-6	Vesting. On the Merger Date, each Supplement H Participant shall be fully vested in their account balances as pursuant to Section 4.2 of the Plan.

H-7
Distribution of Benefits. For any Participant with a portion of his Account consisting of amounts transferred from the Umpqua Plan in connection with the merger of such plan, whose entire vested Account is in excess of $5,000 and who terminates employment and requests distribution prior to April 1, 2003, distribution may be made in the form of an annuity, and shall be subject to the provisions of Section 401(a)(11) of the Internal Revenue Code. Any distribution requests made on or after April 1, 2003 shall be in accordance with Section 4.4 of the Plan.

H-8
Hardship Withdrawal. Any Supplement H Participant that requests and is approved for a hardship withdrawal pursuant to Section 4.5(a) of the Plan, will have included in the available amount any such amounts transferred from the Umpqua Plan in connection with the merger of such plan, excluding all earnings derived from any 401(k) contributions credited to such account.

H-9	Use of Terms. The terms used in this Supplement H shall, unless defined in this Supplement H or otherwise noted, have the meanings given to those terms in the Plan.

H-10
Inconsistencies with the Plan. The terms of this Supplement H are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement H.

Supplement H-1
Provisions Relating to the Merger of the
Morse Bros., Inc. Employee’s Profit-Sharing Plan and Trust

H-1-1	Introduction. Effective as of September 1, 2004 (the “Merger Date”), the Morse Bros., Inc. Employee’s Profit-Sharing Plan and Trust (the “MBI Plan”) was merged into the Plan.

H-1-2
Merger. The merger of the MBI Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6), and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-1 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had a portion of their Accounts transferred from the MBI Plan in connection with the merger of such plan (“Supplement H-1 Participants”).

H-1-3
Transfer of Assets. The assets of the Morse Bros., Inc. Employee’s Profit-Sharing Plan and Trust, which trust serves as a funding vehicle for the MBI Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on, or as soon as practicable after the Merger Date.

H-1-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H-1 Participant who had an account balance under the MBI Plan were transferred to the Plan from the MBI Plan and credited to corresponding accounts established for each such Supplement H-1 Participant (“Account Balances”).

H-1-5
Participation. Each Supplement H-1 Participant became a Participant in the Plan on the Merger Date and shall continue as a Participant in the Plan until all of the Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement H-1.

H-1-6
Vesting. Notwithstanding anything in Section 4.2 to the contrary and except as otherwise provided with respect to Normal Retirement or Disability, any Supplement H‑1 Participant with a portion of the Account consisting of amounts transferred from the MBI Plan in connection with the merger of such plan and who terminates on or after September 1, 2004, shall be vested in such Participant’s Profit Sharing Account in accordance with the following schedule:

Years of Credited Service	Vested Percentage
Less than 2 years	0%
2 years but less than 3	20%
3 years or more	100%

A “Year of Vesting Service” means a Plan Year in which the Supplement H-1 Participant must be compensated for 1,000 Hours of Service. For this purpose, a Supplement H-1 Participant shall be credited with any years of vesting service credited under the MBI Plan.

H-1-7
Distribution of Benefits. For any Supplement H-1 Participant with a portion of the account consisting of amounts transferred from the MBI Plan in connection with the merger of such plan, whose entire vested Account is in excess of $5,000 and who terminates employment and requests distribution prior to December 31, 2004, distribution may be made in the form of an annuity or installments, subject to the provisions of Section 401(a)(9) of the Internal Revenue Code and the terms of the MBI Plan as in effect on the Merger Date, the applicable terms of the MBI Plan being incorporated herein by this reference. Any distribution requests made on or after December 31, 2004, shall be in accordance with Section 4.4 of the Plan.

H-1-8	Withdrawals. Any Supplement H-1 Participant who requests and is approved for a withdrawal pursuant to Section 4.5 of the Plan, shall have included in the available amount any such amounts transferred from the MBI Plan in connection with the merger of such plan, excluding, for purposes of Section 4.5(a), all earnings derived from any 401(k) contributions.

H-1-9
After-Tax Withdrawals. Any Supplement H-1 Participant may withdraw, by written election to the Committee, but not more than once per Plan Year, all or any portion of any after-tax contributions transferred from the MBI Plan in connection with the merger of such plan.

H-1-10	Use of Terms. The terms used in this Supplement H-1 shall, unless defined in this Supplement H-1 or otherwise noted, have the meanings given to those terms in the Plan.

H-1-11
Inconsistencies with the Plan. The terms of this Supplement H-1 are a part of the Plan and shall supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and this Supplement H-1.

Supplement H-2
Provisions Relating to the Merger of the
Pouk & Steinle Retirement Savings Plan

H-2-1	Introduction. Effective as of September 1, 2004 (the “Merger Date”), the Pouk & Steinle Retirement Savings Plan (the “P&S Plan”) was merged into the Plan.

H-2-2
Merger. The merger of the P&S Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6), and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-2 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had a portion of their Accounts transferred from the P&S Plan in connection with the merger of such plan.

H-2-3
Transfer of Assets. The assets of the Discretionary Trust for the Pouk & Steinle Retirement Savings Plan, which trust serves as a funding vehicle for the P&S Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

H-2-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H-2 Participant who had an account balance under the P&S Plan were transferred to the Plan from the P&S Plan and credited to corresponding accounts established for each such Supplement H-2 Participant (“Account Balances”).

H-2-5
Participation. Each Supplement H-2 Participant became a Participant in the Plan on the Merger Date, and shall continue as a Participant in the Plan until all of the Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement H-2.

H-2-6	Fee Reimbursement. The Employer shall make a contribution on behalf of each Supplement H-2 Participant who is not a Highly Compensated Employee and who is

employed by the Employer during the Plan Year beginning January 1, 2004 in an amount equal to the fee assessed against the Participant’s account, if any, as a result of the liquidation of the Guaranteed Interest Account under the P&S Plan pursuant to the merger of the P&S Plan.

H-2-7	Vesting. Each Supplement H-2 Participant shall be fully vested in their account balances as pursuant to Section 4.2 of the Plan.

H-2-8
Distribution of Benefits. For any Participant with a portion of his Account consisting of amounts transferred from the P&S Plan in connection with the merger of such plan, whose entire vested Account is in excess of $5,000 and who terminates employment and requests distribution prior to December 31, 2004, distribution may be made in the form of an annuity subject to the provisions of the P&S Plan, as in effect as of the Merger Date, the applicable terms of which are incorporated herein by this reference and shall be subject to the provisions of Section 401(a)(11) of the Internal Revenue Code. Any distribution requests made on or after December 31, 2004 shall be in accordance with Section 4.4 of the Plan.

H-2-9
Hardship Withdrawals. Any Supplement H-2 Participant who requests and is approved for a hardship withdrawal pursuant to Section 4.5(a) of the Plan will have included in the available amount any such amounts transferred from the P&S Plan in connection with the merger of such plan, excluding all earnings derived from any 401(k) contributions credited to such account after December 31, 1988.

H-2-10	Use of Terms. The terms used in this Supplement H-2 shall, unless defined in this Supplement H-2 or otherwise noted, have the meanings given to those terms in the Plan.

H-2-11
Inconsistencies with the Plan. The terms of this Supplement H-2 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement H-2.

Supplement H-3
Provisions Relating to the Merger of the
Northwest AGC Chapters 401(k) Profit Sharing Plan

H-3-1
Introduction. Effective as of September 1, 2004 (the “Merger Date”), the Northwest AGC Chapters 401(k) Profit Sharing Plan (the “Northwest Plan”), as adopted by Oregon Electric Construction, Inc. (the “OEC Portion”) was merged into the Plan.

H-3-2
Merger. The merger of the OEC Portion of the Northwest Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6), and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-3 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had a portion of their Accounts transferred from the OEC Portion of the Northwest Plan in connection with the merger of such plan.

H-3-3
Transfer of Assets. The assets of the OEC Portion of the Northwest AGC Chapters Retirement Trust Agreement, which trust serves as a funding vehicle for the Northwest Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

H-3-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H-3 Participant who had an account balance under the OEC Portion of the Northwest Plan were transferred to the Plan from the Northwest Plan and credited to corresponding accounts established for each such Supplement H-3 Participant (“Account Balances”).

H-3-5	Participation. Each Supplement H-3 Participant became a Participant in the Plan on the Merger Date, and shall continue as a Participant in the Plan until all of the

Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement H-3.

H-3-6	Vesting. Each Supplement H-3 Participant shall be fully vested in their account balances as pursuant to Section 4.2 of the Plan.

H-3-7
Distribution of Benefits. For any Participant with a portion of his Account consisting of amounts transferred from the OEC Portion of the Northwest Plan in connection with the merger of such plan, whose entire vested Account is in excess of $5,000 and who terminates employment and requests distribution prior to December 31, 2004, distribution may be made in the form of an annuity or in the form of installments, subject to the provisions of Section 401(a)(9) of the Internal Revenue Code and the terms of the Northwest Plan, as in effect as of the Merger Date, the applicable terms of the Northwest Plan being incorporated herein by this reference. Any distribution requests made on or after December 31, 2004 shall be in accordance with Section 4.4 of the Plan.

H-3-8
Hardship Withdrawals. Any Supplement H-3 Participant who requests and is approved for a hardship withdrawal pursuant to Section 4.5(a) of the Plan will have included in the available amount any such amounts transferred from the OEC Portion of the Northwest Plan in connection with the merger of such plan, excluding all earnings derived from any 401(k) contributions credited to such account after December 31, 1988.

H-3-9	Use of Terms. The terms used in this Supplement H-3 shall, unless defined in this Supplement H-3 or otherwise noted, have the meanings given to those terms in the Plan.

H-3-10
Inconsistencies with the Plan. The terms of this Supplement H-3 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and this Supplement H-3.

Supplement H-4
Provisions Relating to the Merger of the
Savings Plan for Salaried Employees of Hawaiian Cement

H-4-1	Introduction. Effective as of October 1, 2004 (the “Merger Date”), the Savings Plan for Salaried Employees of Hawaiian Cement (the “Salaried Employees Plan”) was merged into the Plan.

H-4-2
Merger. The merger of the Salaried Employees Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6), and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-4 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had their Accounts transferred from the Salaried Employees Plan in connection with the merger of such plan (“Supplement H 4 Participants”).

H-4-3
Transfer of Assets. The assets of the Savings Plan for Salaried Employees of Hawaiian Cement trust, which trust serves as a funding vehicle for the Salaried Employees Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

H-4-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H-4 Participant who had an account balance under the Salaried Employees Plan were transferred to the Plan from the Salaried Employees Plan and credited to corresponding accounts established for each such Supplement H-4 Participant (“Account Balances”).

H-4-5
Participation. Each Supplement H-4 Participant became a Participant in the Plan on the Merger Date, and shall continue as a Participant in the Plan until all of the Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement H-4.

H-4-6
Fee Reimbursement. The Employer shall make a contribution on behalf of each Supplement H-4 Participant who is not a Highly Compensated Employee and who is employed by the Employer during the Plan Year beginning January 1, 2004 in an amount equal to the fee assessed against the Participant’s account, if any, as a result of the liquidation of the GIC investment under the Salaried Employees Plan pursuant to the merger of the Salaried Employees Plan.

H-4-7	Vesting. Each Supplement H-4 Participant shall be fully vested in their account balances as pursuant to Section 4.2 of the Plan.

H-4-8
Hardship Withdrawals. Any Supplement H-4 Participant that requests and is approved for a hardship withdrawal pursuant to Section 4.5(a) of the Plan will have included in the available amount any such amounts transferred from the Salaried Employees Plan in connection with the merger of such plan, excluding all earnings derived from any 401(k) contributions credited to such account.

H-4-9
Withdrawal of Rollover Contributions. In addition to the withdrawal rights under Section 4.5, a Supplement H-4 Participant may withdraw, by written election to the Committee, all or any portion of the Participant’s Rollover Account in cash or in the form of Common Stock.

H-4-10	Use of Terms. The terms used in this Supplement H-4 shall, unless defined in this Supplement H-4 or otherwise noted, have the meanings given to those terms in the Plan.

H-4-11
Inconsistencies with the Plan. The terms of this Supplement H-4 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement H-4.

Supplement H-5

Provisions Relating to the Merger of the
Loy Clark Pipeline Company 401(k) Plan

H-5-1    Introduction. Effective as of December 29, 2004 (the “Merger Date”), the Loy Clark Pipeline Company 401(k) Plan (the “Loy Clark Plan”) was merged into the Plan.

H-5-2
Merger. The merger of the Loy Clark Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6), and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-5 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had a portion of their Accounts transferred from the Loy Clark Plan in connection with the merger of such Plan (“Supplement H-5 Participants”).

H-5-3    Transfer of Assets. The assets of the Loy Clark Pipeline Company 401(k) Plan Trust, which serves as the funding vehicle for the Loy Clark Plan were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on, or as soon as practicable, after the Merger Date.
H-5-4    Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate adjusted account balances of each Supplement H-5 Participant who had an account balance under the Loy Clark Plan were transferred to the Plan and credited to corresponding accounts established for each     such Supplement H-5 Participant (“Account Balances”).

H-5-5
Participation. Each Supplement H-5 Participant employed by Loy Clark Pipeline Company as of the Merger Date became a Participant in the Plan on the Merger Date (if not already a Participant) and shall continue as a Participant in the Plan until all of the Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement H-5.

H-5-6    Vesting. Each Supplement H-5 Participant with a portion of his or her Account consisting of amounts transferred from the Loy Clark Plan in connection with the merger of such plan, shall be fully vested in such Participant’s account balances as pursuant to Section 4.2 of the Plan.
H-5-7    Distribution of Benefits. For any Supplement H-5 Participant with a portion of his or her account consisting of amounts transferred from the Loy Clark Plan in connection with the merger of such plan, whose entire vested account is in excess of $5,000 and who terminates employment and requests distribution prior to March 31, 2005, distribution may be made in the form of an annuity or installments, subject to the provisions of Section 401(a)(9) of the Internal Revenue Code and the terms of the Loy Clark Plan as in effect on the Merger Date. Any distribution requests made on or     after March 31, 2005, shall be in accordance with Section 4.4 of the Plan.
H-5-8    Use of Terms. The terms used in this Supplement H-5 shall, unless defined in this Supplement H-5 or otherwise noted, have the meanings given to those terms in the Plan.
H-5-9    Inconsistencies with the Plan. The terms of this Supplement H-5 are a part of the Plan and shall supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and this Supplement H-5.

Supplement H-6
Provisions Relating to the Merger of the
Montana Contractors’ Association, Inc.
Money Purchase Retirement Plan and Trust
and the
Montana Contractors’ Association, Inc.
401(k) Retirement Plan and Trust

H-6-1
Introduction. Effective as of December 31, 2004 (the “Merger Date”), the Montana Contractors’ Association, Inc. Money Purchase Retirement Plan and Trust, as adopted by JTL Group, Inc. (the “Money Purchase Plan”) and the Montana Contractors’ Association, Inc. 401(k) Retirement Plan and Trust, as adopted by JTL Group, Inc. (the “401(k) Plan”) (collectively the “JTL Plans”) were merged into the Plan.

H-6-2
Merger. The merger of the JTL Plans into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6), and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-6 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had a portion of their Accounts transferred from the JTL Plans in connection with the merger of such Plans (“Supplement H-6 Participants”).

H-6-3
Transfer of Assets. The assets of the Montana Contractors’ Association, Inc. Money Purchase Retirement Plan and Trust and the Montana Contractors’ Association, Inc. 401(k) Retirement Plan and Trust which serve as the funding vehicle for the JTL Plans that have been allocated to Supplement H 6 Participants were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on, or as soon as practicable after, the Merger Date.

H-6-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate adjusted account balances of each Supplement H-6 Participant who had an account balance under the JTL Plans were transferred to the Plan and credited to corresponding accounts established for each such Supplement H-6 Participant (“Account Balances”).

H-6-5
Participation. Each Supplement H-6 Participant employed by JTL Group, Inc. as of the Merger Date became a Participant in the Plan on the Merger Date (if not already a Participant) and shall continue as a Participant in the Plan until all of the Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement H-6.

H-6-6
Vesting. Each Supplement H-6 Participant with a portion of his or her Account consisting of amounts transferred from the JTL Plans in connection with the merger of such plans, shall be fully vested in such Participant’s account balances as pursuant to Section 4.2 of the Plan.

H-6-7
Distribution of Benefits. For any Supplement H-6 Participant with a portion of his or her account consisting of amounts transferred from the JTL Plans in connection with the merger of such plans, whose entire vested Account is in excess of $5,000 and who terminates employment and requests distribution prior to February 1, 2005, distribution may be made in the form of an annuity or installments, subject to the provisions of Section 401(a)(9) of the Internal Revenue Code and the terms of the JTL Plans as in effect on the Merger Date, the applicable terms of the JTL Plans being incorporated herein by this reference. The optional forms(s) of annuity or installments under the JTL Plans shall not be available for distributions made after February 1, 2005. Any distribution requests made on or after February 1, 2005, shall be in accordance with Section 4.4 of the Plan, provided, however, any Supplement H-6 Participant’s Account attributable to the Money Purchase Plan may be distributed in the form of a 50% joint and survivor annuity (for a married participant) or single life annuity (for an unmarried participant or married participant with spousal written and notarized consent).

H-6-8
Loans to Participants. If the Supplement H-6 Participant is married, and a portion of the account is attributable to the Money Purchase Plan, the Supplement H-6 Participant must obtain spousal written consent in order to obtain a loan under Section 4.8 of the Plan, which consent must either be notarized or witnessed by a Plan representative.

H-6-9
Withdrawals. Any Supplement H-6 Participant who requests and is approved for a withdrawal pursuant to Section 4.5 of the Plan, shall have excluded from the available amount any portion of the Supplement H-6 Participant’s account that was transferred from the Money Purchase Plan in connection with the merger of such plan. In addition, if the Supplement H-6 Participant is married and a portion of the account is attributable to the Money Purchase Plan, the Supplement H-6 Participant must obtain spousal written consent, which consent must either be notarized or witnessed by a Plan representative.

H-6-10	Use of Terms. The terms used in this Supplement H-6 shall, unless defined in this Supplement H-6 or otherwise noted, have the meanings given to those terms in the Plan.

H-6-11
Inconsistencies with the Plan. The terms of this Supplement H-6 are a part of the Plan and shall supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and this Supplement H-6.

Supplement H-7

Provisions Relating to the Mergers of the
Rocky Mountain Contractors Employees’ Profit Sharing Plan and
Rocky Mountain Contractors Employees’ Pension Plan

H-7-1
Introduction. Effective as of December 31, 2004 (the “Merger Date”), the Rocky Mountain Contractors Employees’ Profit Sharing Plan (the “Profit Sharing Plan”) and the Rocky Mountain Contractors Employees’ Pension Plan (the “Pension Plan”), as adopted by Rocky Mountain Contractors, Inc. and Hamlin Electric Company, were merged into the Plan.

H-7-2
Merger. The mergers of the Profit Sharing Plan and the Pension Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6) and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-7 is to reflect the mergers and to set forth special provisions which shall apply with respect to Participants who had a portion of their Accounts transferred from the Profit Sharing Plan and/or Pension Plan in connection with the mergers of such plans (“Supplement H-7 Participants”).

H-7-3
Transfer of Assets. The assets of the Rocky Mountain Contractors Employees’ Profit Sharing Plan trust and the Rocky Mountain Contractors Employees’ Pension trust, which trusts serve as funding vehicles for the Profit Sharing Plan and Pension Plan, respectively, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

H-7-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H-7 Participant who had an account balance under the Profit Sharing Plan and/or Pension Plan were transferred to the Plan from the Profit Sharing Plan and Pension Plan and credited to corresponding accounts established for each such Supplement H‑7 Participant (“Account Balances”).

H-7-5
Participation. Each Supplement H-7 Participant became a Participant in the Plan on the Merger Date, and shall continue as a Participant in the Plan until all of the Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement H-7.

H-7-6
Vesting. Notwithstanding anything in Section 4.2 to the contrary and except as otherwise provided with respect to Normal Retirement or Disability, Supplement H-7 Participants shall be vested in any Employer contributions transferred from the Profit Sharing Plan and/or Pension Plan as follows:

Years of Credited Service	Vested Percentage
Less than 2 years	0%
2 years but less than 3	20%
3 years or more	100%

A “Year of Vesting Service” means a Plan Year in which the Supplement H-7 Participant must be compensated for 1,000 Hours of Service. For this purpose, a Supplement H-7 Participant shall be credited with any years of vesting service credited under the Profit Sharing Plan or Pension Plan.

H-7-7
Hardship Withdrawals. Any Supplement H-7 Participant who requests and is approved for a hardship withdrawal pursuant to Section 4.5(a) of the Plan, shall have excluded from the available amount any portion of the Supplement H-7 Participant’s account that was transferred from the Pension Plan in connection with the merger of such plan. In addition, if the Supplement H-7 Participant is married and a portion of the account is attributable to the Pension Plan, the Supplement H-7 Participant must obtain spousal written consent, which consent must either be notarized or witnessed by a Plan representative.

H-7-8
Age 59-1/2 Withdrawals. Any Supplement H-7 Participant who requests and is approved for a withdrawal under Section 4.5(b) of the Plan, shall have excluded from the available amount any portion of the Supplement H-7 Participant’s account that was transferred from the Pension Plan in connection with the merger of such plan. In addition, if the Supplement H-7 Participant is married and a portion of the account is attributable to the Pension Plan, the Supplement H-7 Participant must obtain spousal written consent, which consent must either be notarized or witnessed by a Plan representative.

H-7-9
Loans. If the Supplement H-7 Participant is married and a portion of the account is attributable to the Pension Plan, the Supplement H-7 Participant must obtain spousal written consent in order to obtain a loan under Section 4.8 of the Plan, which consent must either be notarized or witnessed by a Plan representative.

H-7-10
Distribution of Benefits. For any Supplement H-7 Participant with a portion of his or her Account consisting of amounts transferred from the Profit Sharing Plan and/or Pension Plan in connection with the mergers of such plans, whose entire vested Account is in excess of $5,000 and who terminates employment and requests distribution prior to March 15, 2005, distribution may be made in the normal form of an annuity or installments, subject to the provisions of Section 401(a)(9) of the Internal Revenue Code and the terms of the Profit Sharing Plan and Pension Plan as in effect on the Merger Date, the applicable terms of the Profit Sharing Plan and Pension Plan being incorporated herein by this reference. The optional form(s) of annuity or installments under the Profit Sharing Plan and Pension Plan shall not be available for distributions made after March 14, 2005. Any distribution requests made on or after March 14, 2005 shall be in accordance with Section 4.4 of the Plan, provided, however, any Supplement H-7 Participant’s Account attributable to the Pension Plan may be distributed in the form of a 50% joint and survivor annuity (for a married participant) or single life annuity

(for an unmarried participant or married participant with spousal written and notarized consent).

H-7-11	Use of Terms. The terms used in this Supplement H-7 shall, unless defined in this Supplement H-7 or otherwise noted, have the meanings given to those terms in the Plan.

H-7-12
Inconsistencies with the Plan. The terms of this Supplement H-7 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement H-7.

Supplement H-8
Provisions Relating to the Merger of the
Hawaiian Cement Non-Salaried Employees 401(k) Retirement Plan

H-8-1
Introduction. Effective as of August 1, 2005 (the “Merger Date”), the Hawaiian Cement Non-Salaried Employees 401(k) Plan (the “Non-Salaried Employees Plan”) was merged into the MDU Resources Group, Inc. 401(k) Retirement Plan.

H-8-2
Merger. The merger of the Non-Salaried Employees Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6) and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-8 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had their Accounts transferred from the Non-Salaried Employees Plan in connection with the merger of such plan (“Supplement H-8 Participants”).

H-8-3
Transfer of Assets. The assets of the Hawaiian Cement Non-Salaried Employees 401(k) Plan trust, which trust serves as a funding vehicle for the Non-Salaried Employees Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

H-8-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H-8 Participant who had an account balance under the Non-Salaried Employees Plan were transferred to the Plan from the Non-Salaried Employees Plan and credited to corresponding accounts established for each such Supplement H-8 Participant (“Account Balances”).

H-8-5	Participation. Each Supplement H-8 Participant became a Participant in the Plan on the Merger Date, and shall continue as a Participant in the Plan until all of the

Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement H-8.

H-8-6	Vesting. Each Supplement H-8 Participant shall be fully vested in their account balances as pursuant to Section 4.2 of the Plan.

H-8-7
Hardship Withdrawals. Any Supplement H-8 Participant that requests and is approved for a hardship withdrawal pursuant to Section 4.5(a) of the Plan will have included in the available amount any such amounts transferred from the Non-Salaried Employees Plan in connection with the merger of such plan, excluding all earnings derived from any 401(k) contributions credited to such account.

H-8-8	Use of Terms. The terms used in this Supplement H-8 shall, unless defined in this Supplement H-8 or otherwise noted, have the meanings given to those terms in the Plan.

H-8-9
Inconsistencies with the Plan. The terms of this Supplement H-8 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement H-8.

Supplement H-9
Provisions Relating to the Merger of the
Bauerly Brothers, Inc. Davis-Bacon Pension Plan

H-9-1	Introduction. Effective as of December 1, 2005 (the “Merger Date”), the Bauerly Brothers, Inc. Davis-Bacon Pension Plan (“Bauerly Davis-Bacon Plan”) merged into the Plan.

H-9-2
Merger. The merger of the Bauerly Davis-Bacon Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6) and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-9 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had a portion of their Accounts transferred from the Bauerly Davis-Bacon Plan in connection with the merger of such plan (“Supplement H-9 Participants”).

H-9-3
Transfer of Assets. The assets of the Bauerly Brothers Inc. Davis-Bacon Pension Plan and Trust, which trust serves as a funding vehicle for the Bauerly Davis-Bacon Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

H-9-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H-9 Participant who had an account balance under the Bauerly Davis-Bacon Plan were transferred to the Plan from the Bauerly Davis-Bacon Plan and credited to corresponding accounts established for each such Supplement H-9 Participant (“Account Balances”).

H-9-5	Vesting. Each Supplement H-9 Participant shall be fully vested in the amounts transferred from the Bauerly Davis-Bacon Plan in connection with the merger of such plan, with the balance of each such Participant’s account being vested in accordance with the provisions of Section 4.2 of the Plan.

H-9-6
Distribution of Benefits. Distribution to any Supplement H-9 Participant shall be made in accordance with Section 4.4 of the Plan, provided, however, that any Supplement H‑9 Participant’s account attributable to the Bauerly Davis-Bacon Plan may be distributed in the form of a 50% joint and survivor annuity (for a married participant) or single life annuity (for an unmarried participant or married participant with spousal written and notarized consent).

H-9-7
Withdrawals. Any Supplement H-9 Participant who requests and is approved for a withdrawal pursuant to Section 4.5 of the Plan, shall have excluded from the available amount any portion of the Supplement H-9 Participant’s account that was transferred from the Bauerly Davis-Bacon Plan in connection with the merger of such plan. In addition, if the Supplement H-9 Participant is married and a portion of the account is attributable to the Bauerly Davis-Bacon Plan, the Supplement H-9 Participant must obtain spousal written consent, that must be either notarized or witnessed by a Plan representative.

H-9-8
Loans. If the Supplement H-9 Participant is married, and a portion of the account is attributable to the Bauerly Davis-Bacon Plan, the Supplement H-9 Participant must obtain spousal written consent in order to obtain a loan under Section 4.8 of the Plan, which consent must either be notarized or witnessed by a Plan representative.

H-9-9	Use of Terms. The terms used in this Supplement H-9 shall, unless defined in this Supplement H-9 or otherwise noted, have the meanings given to those terms in the Plan.

H-9-10
Inconsistencies with the Plan. The terms of this Supplement H-9 are a part of the Plan and shall supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement H-9.

Supplement H-10
Provisions Relating to the Merger of the
Buffalo Bituminous, Inc. Davis-Bacon Pension Plan

H-10-1	Introduction. Effective as of December 1, 2005 (the “Merger Date”), the Buffalo Bituminous, Inc. Davis-Bacon Pension Plan (the “Buffalo Davis-Bacon Plan”) was merged into the Plan.

H-10-2
Merger. The merger of the Buffalo Davis-Bacon Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6) and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-10 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had a portion of their Accounts transferred from the Buffalo Davis-Bacon Plan in connection with the merger of such plan (“Supplement H-10 Participants”).

H-10-3
Transfer of Assets. The assets of the Buffalo Bituminous, Inc. Davis-Bacon Pension Plan and Trust, which trust serves as a funding vehicle for the Buffalo Davis-Bacon Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

H-10-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H-10 Participant who had an account balance under the Buffalo Davis-Bacon Plan were transferred to the Plan from the Buffalo Davis-Bacon Plan and credited to corresponding accounts established for each such Supplement H-10 Participant (“Account Balances”).

H-10-5	Vesting. Each Supplement H-10 Participant shall be fully vested in the amounts transferred from the Buffalo Davis-Bacon Plan in connection with the merger of such plan, with the balance of each such Participant’s account being vested in accordance with the provisions of Section 4.2 of the Plan.

H-10-6
Distribution of Benefits. Distribution to any Supplement H-10 Participant shall be made in accordance with Section 4.4 of the Plan, provided, however, that any Supplement H‑10 Participant’s account attributable to the Buffalo Davis-Bacon Plan may be distributed in the form of a 50% joint and survivor annuity (for a married participant) or single life annuity (for an unmarried participant or married participant with spousal written and notarized consent).

H-10-7
Withdrawals. Any Supplement H-10 Participant who requests and is approved for a withdrawal pursuant to Section 4.5 of the Plan, shall have excluded from the available amount any portion of the Supplement H-10 Participant’s account that was transferred from the Buffalo Davis-Bacon Plan in connection with the merger of such plan. In addition, if the Supplement H 10 Participant is married and a portion of the account is attributable to the Buffalo Davis-Bacon Plan, the Supplement H-10 Participant must obtain spousal written consent, which consent must be either notarized or witnessed by a Plan representative.

H-10-8
Loans. If the Supplement H-10 Participant is married, and a portion of the account is attributable to the Buffalo Davis-Bacon Plan, the Supplement H-10 Participant must obtain spousal written consent in order to obtain a loan under Section 4.8 of the Plan, which consent must either be notarized or witnessed by a Plan representative.

H-10-9	Use of Terms. The terms used in this Supplement H-10 shall, unless defined in this Supplement H-10 or otherwise noted, have the meanings given to those terms in the Plan.

H-10-10
Inconsistencies with the Plan. The terms of this Supplement H-10 are a part of the Plan and shall supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement H-10.

Supplement H-11

Provisions Relating to the Merger of the
Granite City Ready Mix 401(k) Plan for Union Employees

H-11-1	Introduction. Effective as of December 1, 2006 (the “Merger Date”), the Granite City Ready Mix 401(k) Plan for Union Employees (the “Granite City Plan”) was merged into the Plan.

H-11-2
Merger. The merger of the Granite City Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6) and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-11 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had a portion of their Accounts transferred from the Granite City Plan in connection with the merger of such plan (“Supplement H‑11 Participants”).

H-11-3
Transfer of Assets. The assets of the Granite City Ready Mix 401(k) Plan for Union Employees trust, which trust serves as a funding vehicle for the Granite City Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

H-11-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H-11 Participant who had an account balance under the Granite City Plan were transferred to the Plan from the Granite City Plan and credited to corresponding accounts established for each such Supplement H-11 Participant (“Account Balances”).

H-11-5
Participation. Each Supplement H-11 Participant became a Participant in the Plan on the Merger Date (if not already a Participant), and shall continue as a Participant in the Plan until all of the Participant’s vested account balances are distributed, subject to the terms of condition of the Plan and this Supplement H-11.

H-11-6
Vesting. Each Supplement H-11 Participant shall be fully vested in the amounts transferred from the Granite City Plan in connection with the merger of such plan, with the balance of each such Participant’s account being vested in accordance with the provisions of Section 4.2 of the Plan. Notwithstanding Section 4.2 of the Plan, however, each Supplement H-11 Participant shall become fully vested in his or her entire account balance under the Plan upon attainment of age fifty-five (55).

H-11-7
Distribution of Benefits. Distribution to any Supplement H-11 Participant shall be made in accordance with Section 4.4 of the Plan, provided, however, that any Supplement H‑11 Participant’s account attributable to the Granite City Plan may be distributed in the form of a 50% joint and survivor annuity (for a married participant) or single life annuity (for an unmarried participant or married participant with spousal written and notarized consent).

H-11-8
Hardship Withdrawals. Any Supplement H-11 Participant that requests and is approved for a hardship withdrawal pursuant to Section 4.5(a) of the Plan will have included in the available amount any such amounts transferred from the Granite City Plan in connection with the merger of such plan, excluding all earning derived from any 401(k) contributions credited to such account.

H-11-9	Use of Terms. The terms used in this Supplement H-11 shall, unless defined in this Supplement H-11 or otherwise noted, have the meanings given to those terms in the Plan.

H-11-10
Inconsistencies with the Plan. The terms of this Supplement H-11 are a part of the Plan and shall supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement H-11.

Supplement H-12
Provisions Relating to the Merger of the
Bauerly Brothers, Incorporated 401(k) Plan

H-12-1	Introduction. Effective as of March 20, 2009 (the “Merger Date”), the Bauerly Brothers, Incorporated 401(k) Plan (the “Bauerly 401(k) Plan”) merged with the Plan.

H-12-2
Merger. The merger of the Bauerly 401(k) Plan into the Plan and the resulting transfer of assets described above was designed to comply with Sections 401(a)(12), 411(d)(6) and 414(l) of the Internal Revenue Code and the regulations thereunder. The purpose of this Supplement H-12 is to reflect the merger and to set forth special provisions which shall apply with respect to Participants who had their accounts transferred from the Bauerly 401(k) Plan in connection with the merger of such plan (“Supplement H-12 Participants”).

H-12-3
Transfer of Assets. The assets of the Bauerly Brothers, Incorporated 401(k) Plan and Trust, which trust serves as a funding vehicle for the Bauerly 401(k) Plan, were transferred to the trustee of the trust that serves as a funding vehicle for the Plan on or as soon as practicable after the Merger Date.

H-12-4
Transfer of Account Balances. As soon as practicable after the Merger Date, assets and liabilities equal to the aggregate, adjusted account balances of each Supplement H-12 Participant who had an account balance under the Bauerly 401(k) Plan were transferred to the Plan from the Bauerly 401(k) Plan and credited to corresponding accounts established for each such Supplement H-12 Participant (“Account Balances”).

H-12-5
Participation. Each Supplement H-12 Participant employed by Knife River Corporation – North Central (formerly known as Bauerly Brothers, Incorporated), became a Participant in the Plan on the Merger Date (if not already a Participant), and shall continue as a Participant in the Plan until all of the Participant’s vested account balances are distributed, subject to the terms and conditions of the Plan and this Supplement H-12.

H-12-6
Vesting. Each Supplement H-12 Participant shall be fully vested in the amounts transferred from the Bauerly 401(k) Plan in connection with the merger of such plan, with the balance of each such Participant’s account being vested in accordance with the provisions of Section 4.2 of the Plan. Any profit sharing contributions made on the behalf of a Supplement H-12 Participant under the Plan shall be subject to the Plan’s three-year cliff vesting schedule.

H-12-7
Hardship Withdrawals. Any Supplement H-12 Participant who requests and is approved for a hardship withdrawal pursuant to Section 4.5(a) of the Plan will have included in the available amount any such amounts transferred from the Bauerly 401(k) Plan in connection with the merger of such plan, excluding all earnings derived from any 401(k) contributions credited to such account.

H-12-8	Use of Terms. The terms used in this Supplement H‑12 shall, unless defined in this Supplement H-12 or otherwise noted, have the meanings given to those terms in the Plan.

H-12-9
Inconsistencies with the Plan. The terms of this Supplement H-12 are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and this Supplement H-12.

Supplement I
Multiple Employer Plan Provisions
Applicable Upon Adoption of the Plan by
Dakota Prairie Refining, LLC

I-1
Introduction. Effective September 9, 2013, the Plan will constitute a single plan (within the meaning of Sections 413(a) and 414(l) of the Code and Treasury Regulations Sections 1.413-1(a)(2) and 1.414(l)-1(b)(1)) maintained by more than one employer, as described in Section 413(c) of the Code and Treasury Regulation 1.413-2. All of the assets of the Plan shall be available on an ongoing basis to pay benefits to all Eligible Employees who are covered by the Plan and their beneficiaries.

I-2	Employer Provisions. The following provisions of the Plan shall apply separately to each Participating Affiliate, including Dakota Prairie Refining, LLC (“Dakota Prairie”):

(a)
Compensation for Determining Savings Contributions. For purposes of determining savings contributions made under Section 3.1 of the Plan for a Plan Year on behalf of a Participant employed by a Participating Affiliate, there shall be taken into account only the Compensation paid by that Participating Affiliate for such Plan Year.

(b)
Matching Contributions. Each Participating Affiliate shall make matching contributions for each pay period on behalf of Participants employed by such Participating Affiliate in accordance with Section 3.3(a) of the Plan (as modified by Schedule A to the Plan), which contributions shall be allocated to such Participants based on the Compensation received by such Participants from such Participating Affiliate for such pay period.

(c)
Employer Contributions. Each Participating Affiliate, in its sole discretion, may make either profit sharing contributions or retirement contributions, or both, on behalf of eligible Participants employed by the Participating Affiliate for a Plan Year in accordance with Section 3.4 of the Plan and the applicable Plan

Supplement, which contributions shall be allocated to such Participants based on the Compensation received from the Participating Affiliate for such Plan Year.

(d)
Withdrawal from the Plan and Discontinuation of Contributions. Each Participating Affiliate may withdraw from the Plan or discontinue making contributions to the Plan in accordance with the rules and procedures established by the Committee.

I-3
Controlled Group Provisions. The following provisions of the Plan and the Code shall be applied separately to: (i) the controlled group of corporations (as defined in Section 414(b) of the Code) that includes Dakota Prairie (the “Dakota Controlled Group”); and (ii) the controlled group of corporations (as defined in Section 414(b) of the Code) that includes MDU Resources Group, Inc. (the “MDU Controlled Group”):

(a)
Discrimination Limitations on Savings Contributions. The nondiscrimination rules of Section 401(k) of the Code described in Section 3.5 of the Plan shall be applied separately to the Dakota Controlled Group and the MDU Controlled Group, taking into account savings contributions for Participants who are employed by each such controlled group of corporations.

(b)
Restrictions on Matching Contributions. The nondiscrimination rules of Section 401(m) of the Code described in Section 3.6 of the Plan shall be applied separately to the Dakota Controlled Group and the MDU Controlled Group, taking into account the matching contributions for Participants who are employed by each such controlled group of corporations.

(c)
Deduction Limitations. Each applicable limitation on deductions provided under Section 404(a) of the Code shall be determined separately with respect to the Dakota Controlled Group and the MDU Controlled Group.

(d)
Top Heavy Provisions. The top heavy provisions of Section 416 of the Code described in Article XI of the Plan shall be applied separately to the Dakota Controlled Group and the MDU Controlled Group, taking account of benefits under plans provided to employees of such controlled group members because of service with such controlled group members.

I-4	Plan Provisions. The following provisions of the Plan and the Code shall be applied on a Plan-wide basis with respect to all Participating Affiliates in the Plan:

(a)
Exclusive Benefit. For purposes of applying the requirements of Section 401(a) of the Code in determining whether the Plan is, with respect to each Participating Affiliate, for the exclusive benefit of its Eligible Employees and their beneficiaries, all of the Eligible Employees of a Participating Affiliate that participate in the Plan shall be treated as Employees of each such Participating Affiliate.

(b)
Minimum Vesting Standards. The minimum vesting standards of Section 411 of the Code shall be applied as if all Participating Affiliates who maintain the Plan constituted a single employer, except that application of any rules with respect to Breaks in Service shall be made under regulations prescribed by the Secretary of Labor.

(c)
Minimum Participation Standards. The minimum participation standards of Section 410(a) of the Code shall be applied as if all Eligible Employees of each of the Participating Affiliates were employed by a single employer.

(d)
Limitations on Contributions. The limitations on contributions of Section 415 of the Code described in Section 3.7 of the Plan shall be applied with respect to each Participant in the Plan by taking into account the contributions made on behalf of such Participant by all Participating Affiliates under the Plan, the total contributions made on behalf of such Participant under all defined contribution plans maintained by members of the Dakota Controlled Group or the MDU Controlled Group, and the total Section 415 compensation (as defined in Section 3.7 of the Plan) received by the Participant from all Participating Affiliates under the Plan and from all members of the Dakota Controlled Group or the MDU Controlled Group.

(f)
Plan Administration. The Plan shall be administered by the Committee as a single plan maintained by more than one employer (within the meaning of Section 413(c) of the Code) in accordance with Article VI of the Plan.

(g)
Plan Amendment, Termination, or Discontinuance. The Plan or Trust funding the Plan may be amended, modified, changed, revised, terminated, or discontinued by the Company in accordance with Article VIII of the Plan. The Plan may also be amended in in certain circumstances by the Committee in accordance with Article VIII of the Plan.

I-5
Investments in Common Stock/ESOP Participation. Eligible Employees of Dakota Prairie are prohibited from investing in the Investment Fund invested primarily in Common Stock and are excluded from participating in the ESOP portion of the Plan.

I-6
Reversion to Single Employer Plan. Dakota Prairie was sold on June 28, 2016. As a result of this sale, Dakota Prairie is no longer a Participating Affiliate in the Plan. Therefore, effective January 1, 2017, this Supplement I is no longer applicable.

SCHEDULE A
Knife River Corporation – Northwest (the “Southern Oregon Division,” f/k/a Rogue) shall make a matching contribution equal to one hundred percent (100%) of each Southern Oregon Division employee’s participating savings contribution, up to the Participants maximum savings contributions of ten (10%) of compensation for each pay period.
Effective April 1, 1994 – December 31, 2011.
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JTL Group, Inc. Montana (“JTL Montana”) shall not make a matching contribution of each JTL Montana employee’s participating savings contribution.
Effective October 15, 1999.
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JTL Group, Inc. Wyoming (“JTL Wyoming”) shall not make a matching contribution of each JTL Wyoming employee’s participating savings contribution.
Effective October 15, 1999.
*************************************************
LTM, Incorporated (“LTM”) shall not make a matching contribution on behalf of any of its employees participating in the Plan who are covered by a collective bargaining agreement with LTM.
Effective April 1, 2000.
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Great Plains Natural Gas Co., a division of MDU Resources Group, Inc. (“GPNG”), shall make a matching contribution equal to one hundred percent (100%) of each GPNG employee’s participating savings contribution, up to the Participant’s maximum savings contribution of six percent (6%) of compensation for each pay period for employees hired prior to January 1, 2006.
Effective July 1, 2000, Amended Effective January 1, 2006.
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SCHEDULE A (CONTINUED)
Bell Electrical Contractors, Inc. (“Bell Electrical”) shall not make a matching contribution of each Bell employee’s participating savings contribution.
Effective November 1, 2001 – December 31, 2013.
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Young Contractors, Inc. (“YCI”) shall make a matching contribution equal to one hundred percent (100%) of each YCI employee’s participating savings contribution, up to the maximum savings contribution of three percent (3%) of compensation for each pay period.
Effective September 1, 2003.
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Colorado Energy Management, Inc. (“CEM”) shall make a matching contribution equal to one hundred percent (100%) of each CEM employee’s participating savings contribution, up to the maximum savings contribution of five percent (5%) of compensation for each pay period; provided, however, effective as of July I0, 2007, CEM shall no longer be a Participating Affiliate under the terms of the Plan and correspondingly shall not make a matching contribution for any pay period beginning on or after July 10, 2007.
Effective May 15, 2004 and as amended July 10, 2007.
**************************************************
Pouk & Steinle, Inc. (“P&S”) shall make a matching contribution equal to fifty percent (50%) of each P & S employee’s participating savings contribution, up to the maximum savings contribution of four percent (4%) of compensation for each pay period.
Effective September 1, 2004.
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SCHEDULE A (CONTINUED)
On Electric Group, Inc. (“OEG”) shall make a matching contribution equal to one hundred percent (100%) of each OEG employee’s participating savings contribution, up to the maximum savings contribution of two percent (2%) of compensation for each pay period. Prior to March 7, 2011, OEG did not make matching contributions for OEG employees.
Effective March 7, 2011 and as amended August 13, 2015.
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Knife River Corporation – Northwest (the “Western Oregon Division,” f/k/a MBI) shall not make a matching contribution of each Western Oregon Division employee’s participating savings contribution.
Effective September 1, 2004 – December 31, 2011.
**************************************************
Coordinating and Planning Services, Inc. (“CPS”) shall not make a matching contribution of each CPS employee’s participating savings contribution; however, effective June 25, 2007, CPS shall no longer be a Participating Affiliate under the terms of the Plan and correspondingly shall not make a matching contribution for any pay period beginning on or after June 25, 2007.
Effective May 9, 2009 and as amended June 25, 2007.
**************************************************
Bombard Electric, LLC (“Bombard Electric”) shall make a matching contribution equal to fifty percent (50%) of each Bombard Electric employee’s participating savings contribution, up to the maximum savings contribution of fifteen percent (15%) of compensation for each pay period.
Effective August 1, 2005.
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SCHEDULE A (CONTINUED)
Continental Line Builders, Inc. (“CLB”) shall make a matching contribution equal to one hundred percent (100%) of each CLB employee’s participating savings contribution, up to the maximum savings contribution of three percent (3%) of compensation for each pay period; provided, however, that CLB shall not make a matching contribution on behalf of any of its employees participating in the Plan who are covered by a collective bargaining agreement with CLB.
Effective June 1, 2006.
**************************************************
Anchorage Sand & Gravel Company, Inc. (“AS&G”) shall not make a matching contribution on behalf of any of its employees participating in the Plan who are covered by a collective bargaining agreement with AS&G.
Effective July 14, 2008.
**************************************************
For employees hired prior to May 1, 2010, WHC, Ltd. (”WHC”) shall make a matching contribution equal to one hundred percent (100%) of each WHC employee’s participating savings contribution, up to the maximum savings contribution of five (5%) of compensation for each pay period. For employees hired on or after May 1, 2010, WHC shall make a matching contribution equal to fifty percent (50%) of each WHC employee’s participating savings contribution, up to the maximum savings contribution of six (6%) of compensation for each pay period.
Effective September 1, 2001, and as amended May 1, 2010.
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USI Industrial Services, Inc. (“USII”) shall not make a matching contribution of each USII Maintenance group employee’s participating savings contribution.
Effective August 18, 2014.
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SCHEDULE B
Knife River Corporation – North Central shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.
Effective as of January 1, 2003, and amended January 1, 2008.
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Knife River – Southern Idaho, a Division of Knife River Corporation – Northwest shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost without regard to any employer Matching and Profit Sharing Contributions pursuant to Supplement G.
Effective as of May 3, 2004, amended January 1, 2008, and January 1, 2010.
***************************************
JTL Group, Inc. shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amount as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost without regard to any employer Matching and Profit Sharing Contributions pursuant to Supplement G.
Effective as of January 1, 2005, amended January 1, 2008, and amended July 14, 2014.
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Knife River – Spokane, a Division of Knife River Corporation – Northwest shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost without regard to any employer Matching and Profit Sharing Contributions pursuant to Supplement G.
Effective as of July 1, 2001, amended January 1, 2008, and January 1, 2010.
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SCHEDULE B (CONTINUED)
Kent’s Oil Service shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amount as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.
Effective as of September 1, 2008.
***************************************
Knife River Corporation – North Central (dba Knife River – North Dakota Division) shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.
Effective as of May 1, 2010.
***************************************
Ames Sand & Gravel, Inc. shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G. Effective June 9, 2016, Ames Sand & Gravel, Inc. does not have Davis‑Bacon employees.
Effective as of May 1, 2010, and amended as of June 9, 2016.
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SCHEDULE B (CONTINUED)
Knife River – Western North Dakota Division (“KR-WND”), a division of Knife River Corporation –North Central shall make supplemental contributions on behalf of its Davis‑Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G; however, effective as of July 1, 2012, KR‑WND shall no longer be a Participating Affiliate under the terms of the Plan and correspondingly shall not make Davis-Bacon contributions for any pay period beginning on or after July 1, 2012.
Effective March 17, 2011 and as amended as of July 1, 2012.
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Knife River – Central Oregon, a Division of Knife River Corporation - Northwest shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost without regard to any employer Matching and Profit Sharing Contributions pursuant to Supplement G.
Effective as of January 1, 2008, and amended January 1, 2010.
***************************************
Northstar Materials, Inc. shall make supplemental contributions on behalf of its Davis-Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.
Effective as of May 14, 2010.
***************************************

SCHEDULE B (CONTINUED)
Knife River Midwest, LLC, Central Iowa Division (f/k/a Becker Gravel, Inc.), shall make supplemental contributions on behalf of its Davis‑Bacon Employees in such amounts as may be necessary to satisfy the required Prevailing Wage Law fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the required Prevailing Wage Law fringe cost pursuant to Supplement G. Effective November 19, 2012, Knife River Midwest, LLC sold the assets of Knife River Midwest, LLC Central Iowa Division.
Effective as of January 1, 2012, and amended as of November 19, 2012.
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Knife River Corporation – Northwest (Utah Division) shall make supplemental contributions on behalf of its Davis‑Bacon Employees in such amounts as may be necessary to satisfy the required Prevailing Wage Law fringe cost without regard to any employer Matching Contributions pursuant to Supplement G.
Effective as of September 23, 2013.
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Concrete, Inc. shall make supplemental contributions on behalf of its Davis‑Bacon Employees in such amounts as may be necessary to satisfy the required Prevailing Wage Law fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.
Effective as of July 1, 2016.
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